                                                                     EXHIBIT 2.1


                             CONTRIBUTION AGREEMENT



                           dated as of January 7, 1998



                                      among



                            SPIEKER PROPERTIES, L.P.,
                        a California limited partnership,



                            SPIEKER PROPERTIES, INC.,
                             a Maryland corporation,



                                       and



                                THE CONTRIBUTORS
                    identified on the signature pages hereto



                      in connection with certain properties
                                   managed by



                        TRANSPACIFIC DEVELOPMENT COMPANY,
                            a California corporation

                                TABLE OF CONTENTS


                                                                                  Page
                                                                                  ----

                                   ARTICLE I

                                  DEFINITIONS ....................................   1
Section   1.1 Definitions ........................................................   1
Section   1.2 Terms Generally ....................................................  11

                                   ARTICLE II

                                 PROPERTIES ......................................  11
Section   2.1 Properties .........................................................  11
Section   2.2 Properties Leased By Ground Lessors.................................  14
Section   2.3 Timing .............................................................  14
Section   2.4 Contribution Consideration .........................................  15

                                  ARTICLE III

                            CONDITIONS PRECEDENT .................................  22
Section   3.1 Conditions to Spieker's Obligations ................................  22
Section   3.2 Conditions to the Contributors' Obligations ........................  25
Section   3.3 Termination ........................................................  26
Section   3.4 Waiver by Spieker ..................................................  26
Section   3.5 Required Consents ..................................................  26

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES;
                   SPIEKER'S EXAMINATION OF THE PROPERTIES .......................  27
Section   4.1 Representations and Warranties of the Contributors .................  27
Section   4.2 Extended Due Diligence Items .......................................  30
Section   4.3 Estoppels ..........................................................  30
Section   4.4 Limitation on Claims; Survival of Representations and Warranties ...  30
Section   4.5 Representations, Warranties and Covenants of Spieker and the REIT ..  32
Section   4.6 Spieker's Independent Investigation ................................  34
Section   4.7 Entry and Indemnity; Limits on Government Contacts .................  35
Section   4.8 Release ............................................................  36

                                   ARTICLE V


                                    TITLE ........................................  37
Section   5.1 Conveyance of Title ................................................  37
Section   5.2 Review of Title ....................................................  38

                                   ARTICLE VI

                                   BROKERS .......................................  39
Section   6.1 Brokers ............................................................  39

                                  ARTICLE VII

                       INTERIM OPERATION OF THE PROPERTIES .......................  40
Section   7.1 Interim Operation of the Properties ................................  40
Section   7.2 Tenant Improvement Costs, Leasing Commissions and Free Rent ........  42
Section   7.3 Contributors' Insurance ............................................  42
Section   7.4 Capital Improvements ...............................................  42
Section   7.5 Second Closing Properties ..........................................  42
Section   7.6 Tenant Notices .....................................................  43
Section   7.7 Risk of Loss and Insurance Proceeds ................................  43
Section   7.8 Notifications ......................................................  44
Section   7.9 Assumed Contracts ..................................................  44
Section   7.1 Michelson Purchase Agreement .......................................  45
Section   7.1 BCIC Matters .......................................................  46

                                  ARTICLE VIII

                                CLOSING AND ESCROW ...............................  46
Section   8.1 Escrow Instructions ................................................  46
Section   8.2 Closing ............................................................  46
Section   8.3 Deposit of Documents ...............................................  47
Section   8.4 Estoppel Certificates ..............................................  50
Section   8.5 Prorations .........................................................  51
Section   8.6 Tax Certiorari Proceedings .........................................  54
Section   8.7 Closing Costs ......................................................  55
Section   8.8 CC&R Matters .......................................................  55

                                   ARTICLE IX

                               CERTAIN TAX MATTERS ...............................  56
Section   9.1 Protection of Negative Capital Accounts ............................  56
Section   9.2 Book-Tax Disparity .................................................  59
Section   9.3 Tax Return Review ..................................................  60


Section   9.4 REIT Status ........................................................  60
Section   9.5 Termination Transaction ............................................  60

                                   ARTICLE X

                                   MISCELLANEOUS .................................  60
Section   10.1 Notices ...........................................................  60
Section   10.2 Entire Agreement ..................................................  61
Section   10.3 Time ..............................................................  62
Section   10.4 Attorneys' Fees ...................................................  62
Section   10.5 No Merger .........................................................  62
Section   10.6 Assignment ........................................................  62
Section   10.7 Counterparts ......................................................  62
Section   10.8 Governing Law; Jurisdiction and Venue .............................  62
Section   10.9 Confidentiality and Return of Documents ...........................  63
Section   10.10 Interpretation of Agreement.......................................  66
Section   10.11 Amendments........................................................  66
Section   10.12 No Recording......................................................  66
Section   10.13 Third Party Beneficiary; Contributors' Obligations Several........  66
Section   10.14 Severability......................................................  67
Section   10.15 Drafts not an Offer to Enter into a Legally Binding Contract......  67
Section   10.16 Further Assurances................................................  67
Section   10.17 SEC Compliance....................................................  67
Section   10.18 No Marketing......................................................  68
Section   10.19 Possession........................................................  68


                                   EXHIBITS

Exhibit A                      Concurrent Transactions Exhibit
Exhibit B                      Deleted
Exhibit C                      Spieker Ground Lease Agreement B
                               Santa Monica Business Park (BCIC)
Exhibit D                      Spieker Ground Lease Agreement B
                               Metro Center (OB-1)
Exhibit E                      Spieker Ground Lease Agreement B
                               Metro Center (Town Center East-1)
Exhibit F                      Spieker Ground Lease Agreement B
                               Metro Center (Town Center East-2)
Exhibit G                      Spieker Ground Lease Agreement B
                               Metro Center - (Town Center East-3)
Exhibit H                      Spec Building
Exhibit I                      Deleted
Exhibit J                      Conversion, Registration Rights and
                               Lock-up Agreement
Exhibit K                      Subscription Agreement
Exhibit L                      Counterpart OP Signature Page
Exhibit M                      Lock-up Agreement
Exhibit N                      Michelson Purchase Agreement
Exhibit O                      Security Agreement
Exhibit P                      Deed
Exhibit Q                      Deleted
Exhibit R                      Assignment of Partnership Interest
Exhibit S                      Bill of Sale
Exhibit T                      Assignment of Leases
Exhibit U                      Assignment of Contracts
Exhibit V                      REIT Tax Opinion
Exhibit W                      Tenant Estoppel Certificate
Exhibit X                      Ground Lessor Estoppel Certificate
Exhibit Y                      Guarantee
Exhibit Z                      Traceable Debt Guarantee


                                   SCHEDULES

Schedule 1                     Contributors, Contribution Amounts and OP Unit Amounts
Schedule 2                     Contributor Persons
Schedule 2.1(a)                Fee Properties
Schedule 2.1(b)                Ground Lease Parcel Improvements
Schedule 2.1(c)                Partnership Interests
Schedule 2.1(d)                Leasehold Estates
Schedule 2.1(e)                Personal Property
Schedule 2.1(f)                Excluded Leases
Schedule 2.1(g)                Deleted
Schedule 2.4(b)(i)             Existing Indebtedness
Schedule 2.4(d)                OP Unit Distributees
Schedule 2.4(e)(i)(1)          Wire Transfer Instructions
Schedule 2.4(e)(ii)            Traceable Debt Account Wire Transfer Instructions
Schedule 3.1(c)                Title Insurance Amounts
Schedule 3.1(i)                Excluded Tenants
Schedule 3.1(j)                Conditions to Closing Second Closing Properties
Schedule 3.5                   Required Consents
Schedule 4.1(f)                Rent Rolls
Schedule 4.1(g)                Contracts
Schedule 4.1(i)                Litigation
Schedule 4.1(j)                Notices of Violations
Schedule 4.1(k)                Partnership Liabilities
Schedule 4.2                   Extended Due Diligence Items
Schedule 5.2(a)                Permitted Exceptions
Schedule 5.2(b)                Title Objections
Schedule 7.2                   Tenant Improvement Costs
Schedule 7.4                   Capital Improvement Items
Schedule 7.5                   Development Covenants
Schedule 9.1(b)                Minimum Debt Level, Allocable Minimum Debt Levels and Guarantee Amounts

                             CONTRIBUTION AGREEMENT


       THIS CONTRIBUTION AGREEMENT (this "Agreement"), dated as of January 7, 1998, is entered into by and among the parties identified on the signature pages hereto (each, a "Contributor," and collectively, the "Contributors"), Spieker Properties, Inc., a Maryland corporation (the "REIT"), and Spieker Properties, L.P., a California limited partnership ("Spieker").

                                   ARTICLE I

                                   DEFINITIONS

       SECTION 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below, which meanings shall be applicable equally to the singular and plural of the terms defined:

       "Acceptable Replacement Debt" shall have the meaning set forth in Section 9.1(d).

       "Accredited Investor" shall have the meaning set forth in Section 2.4(d).

       "Additional Maturity Date Debt" shall have the meaning set forth in
Section 9.1(b).

       "Additional Protection Period" shall have the meaning set forth in
Section 9.1(b).

       "Additional Rents" shall have the meaning set forth in Section 8.5(a).

       "Adjusted Contribution Amount" shall have the meaning set forth in
Section 2.4(a).

       "Affidavit of Property Value" shall have the meaning set forth in Section 8.3(a)(xii).

       "Affiliate" shall mean with respect to any Person (i) any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person, or (ii) any other Person owning or controlling 10% or more of the outstanding voting securities of or other ownership interests in such Person.

       "Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

       "Allocable Minimum Debt Level" shall have the meaning set forth in
Section 9.1(b).

       "Allocated Contribution Amount" shall have the meaning set forth in
Section 2.4(b).

       "Applicable Partners" shall have the meaning set forth in Section 9.1(a).

       "Assignment of Partnership Interest" shall have the meaning set forth in
Section 5.1.

       "Assignment of Contracts" shall have the meaning set forth in Section 8.3(a).

       "Assignment of Contribution Ground Leases" shall have the meaning set forth in Section 5.1.

       "Assignment of Leases" shall have the meaning set forth in Section
8.3(a).

       "Assumed Contracts" shall have the meaning set forth in Section 7.9.

       "Average Share Price" shall have the meaning set forth in Section 2.4(c).

       "BCIC" means Barclay-Curci Investment Company.

       "Bill of Sale" shall have meaning set forth in Section 8.3(a).

       "Book-Tax Disparity" shall have the meaning set forth in Section 9.2.

       "Bridge Note" shall mean that certain Promissory Note dated December 18, 1997, from the Pledgors to Spieker.

       "Bridge Pledge Agreement" shall mean that certain Pledge Agreement dated December 18, 1997, by and between the Pledgors and Spieker.

       "Business Day" shall mean any day other than a Saturday, a Sunday, or a federal holiday recognized by the Federal Reserve Bank of San Francisco.

       "Capital Improvement Items" shall have the meaning set forth in Section 7.4.

       "Cerritos Development Rights" shall mean certain development rights, and options to acquire ground leasehold interests, of Bloomfield Associates under that certain Third Amended and Restated Disposition and Development Agreement for Cerritos Towne Center Development Plan 2, dated as of March 1, 1986, as amended, with respect to the following parcels: Parcels 1 and 6, City of Cerritos, County of Los Angeles, as shown on Parcel Map 19205 of map recorded in Book 203, Page 26 and 27 of Parcel Maps in the Official Records of the Los Angeles County Recorder.

       "Claims" shall mean suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries, damages, expenses or costs, including reasonable attorneys' and experts' fees and costs and investigation, and remediation costs.

       "Closing" shall have the meaning set forth in Section 2.3(a).

       "Closing Date" shall have the meaning set forth in Section 2.3(a).

       "Closing Document" shall mean any and all documents, agreements, instruments, or undertakings executed or delivered in connection with a Closing.

       "Code" shall mean the Internal Revenue Code of 1986, as amended, or any corresponding provision(s) of any succeeding law.

       "Collateral" shall have the meaning set forth in Section 4.4(a).

       "Concurrent Transactions Exhibit" shall have the meaning set forth in the introductory paragraph of Article II.

       "Confidential Information" shall have the meaning set forth in Section 10.9(c).

       "Confidentiality Agreement" shall mean the Confidentiality Agreement, dated August 15, 1997, between Spieker Properties, Inc. and Transpacific Development Company, as amended by Amendment No. 1 dated October 3, 1997.

       "Consent Properties" shall mean, collectively, those certain Properties described on Schedule 3.5 hereto.

       "Contracts" shall have the meaning set forth in Section 2.1(g).

       "Contribution Ground Leases" shall have the meaning set forth in Section 4.1(b).

       "Contribution Property" shall have the meaning set forth in Section 2.1.

       "Contribution Real Property" shall have the meaning set forth in Section 2.1.

       "Contributor" or "Contributors" shall have the meaning set forth in the first paragraph of this Agreement.

       "Contributors' Evaluation Material" shall have the meaning set forth in
Section 10.9(a).

       "Contributor Party" or "Contributor Parties" shall have the meaning set forth in Section 4.8(a).

       "Contributor Persons" shall mean the Contributors, together with their constituent partners, shareholders or members, all as identified on Schedule 2 hereto.

       "Control" (including the terms "controlling," "controlled by," and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

       "Conversion, Registration Rights and Lock-up Agreement" shall have the meaning set forth in Section 2.4(c)(i).

       "Counterpart OP Signature Page" shall have the meaning set forth in
Section 2.4(c)(i).

       "Deed" shall have the meaning set forth in Section 5.1.

       "Deposit" shall have the meaning set forth in Section 2.4(e)(i)(2).

       "Deposit Deadline" shall have the meaning set forth in Section 2.4(e)(i)(1).

       "Dilution Event" shall have the meaning set forth in Section 2.4(c).

       "Due Diligence Materials" shall mean all of the documents and other materials delivered to, or made available for inspection by, Spieker and its representatives prior to the Effective Date, or with respect to the Extended Due Diligence Items, prior to the Extended Due Diligence Termination Date.

       "Due Diligence Period" shall mean the period commencing on November 11, 1997 and ending at 5:00 P.M. (Los Angeles time) on the Due Diligence Termination Date, during which period Spieker shall have the right to conduct the due diligence activities contemplated by Section 4.6 of this Agreement.

       "Due Diligence Termination Date" shall mean the Effective Date with respect to all matters other than the Extended Due Diligence Items, or with respect to the Extended Due Diligence Items, prior to the Extended Due Diligence Termination Date.

       "Effective Date" shall mean the date of this Agreement.

       "Excluded Leases" shall mean the leases, licenses, or other occupancy agreements listed on Schedule 2.1(f) hereto, each of which shall be terminated by the parties thereto prior to the Closing of the contribution of the applicable Property.

       "Executing Partners" shall have the meaning set forth in Section 9.1(d).

       "Existing Indebtedness" shall have the meaning set forth in Section 2.4(b)(i).

       "Existing Indenture" shall have the meaning set forth in Section 9.1(d).

       "Existing Leases" shall have the meaning set forth in Section 2.1(f).

       "Expiration Date" shall have the meaning set forth in Section 4.4(b).

       "Extended Due Diligence Items" shall mean those items set forth on
Schedule 4.2 hereto.

       "Extended Due Diligence Termination Date" shall mean 5:00 p.m. Pacific time on January 12, 1998 (or such later date as TDC and Spieker may mutually agree).

       "Fee Parcel" shall have the meaning set forth in Section 2.1(a).

       "Fee Parcel Improvements" shall have the meaning set forth in Section 2.1(a).

       "Fee Property" or "Fee Properties" shall have the meaning set forth in
Section 2.1(a).

       "First Closing" shall have the meaning set forth in Section 2.3(a)(i).

       "First Closing Property" shall have the meaning set forth in Section 2.3(a)(i).

       "Foster City CC&Rs" shall mean those certain covenants, conditions and restrictions recorded in the Official Records of San Mateo County, California as Document No. 85058153 and as Document No. 85059495 (as such document was amended by Document Nos. 95012805 and 95076087).

       "Full Protection Period" shall have the meaning set forth in Section 9.1(b).

       "GAAP" shall mean generally accepted accounting principles, consistently applied.

       "Governmental Authority" shall mean any federal, state, county or municipal government, or political subdivision thereof, any governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court or administrative tribunal.

       "Gross Contribution Amount" shall have the meaning set forth in Section 2.4(a).

       "Ground Lease Parcel" or "Ground Lease Parcels" shall have the meaning set forth in Section 2.2.

       "Ground Lease Parcel Improvements" shall have the meaning set forth in
Section 2.1(b).

       "Ground Lessor" or "Ground Lessors" shall have the meaning set forth in
Section 2.2.

       "Guaranteed Indebtedness" shall have the meaning set forth in Section 9.1(b).

       "Guarantees" shall have the meaning set forth in Section 9.1(a).

       "Hazardous Materials" shall mean materials, wastes or substances that are
(A) included within the definition of any one or more of the terms "hazardous substances," "hazardous materials," "toxic substances," "toxic pollutants" and "hazardous waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), and the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.) and the regulations promulgated pursuant to such laws, (B) regulated, or classified as hazardous or toxic, under federal, state or local environmental laws or regulations, (C) petroleum, (D) asbestos or asbestos-containing, (E) polychlorinated biphenyls, (F) flammable explosives or (G) radioactive materials.

       "IRS" shall mean the Internal Revenue Service.

       "Indemnified Party" shall have the meaning set forth in Section 6.1.

       "Initial Protection Period" shall have the meaning set forth in Section 9.1(b).

       "Intangible Property" shall have the meaning set forth in Section 2.1(j).

       "Lease Cost Shift Date" shall have the meaning set forth in Section 7.2.

       "Leasehold Estate" or "Leasehold Estates" shall have the meaning set forth in Section 2.1(d).

       "Leasehold Improvements" shall have the meaning set forth in Section 2.1(d).

       "Leasehold Property" or "Leasehold Properties" shall have the meaning set forth in Section 2.1(d).

       "Leases" shall mean all Existing Leases and New Leases, collectively.

       "Leasing Costs" shall have the meaning set forth in Section 7.2.

       "Letters of Intent" shall mean those ten (10) letters of intent dated November 11, 1997 between Spieker and each of the Contributors (including that between Spieker and SC Enterprises with respect to the integrated nature of the transactions contemplated in the other letters of intent).

       "Licenses and Permits" shall have the meaning set forth in Section
2.1(j).

       "Lock-up Agreement" shall have the meaning set forth in Section
2.4(c)(ii).

       "Material Event" shall have the meaning set forth in Section 7.7.

       "McDonnell-Douglas Indemnity Agreement" shall mean that certain indemnity agreement being negotiated from McDonnell-Douglas Corporation in favor of BCIC, Santa Monica Associates, SC Enterprises, Spieker and the REIT, in a form mutually satisfactory to the parties thereto.

       "Michelson Assignment Agreement" shall have the meaning set forth in
Section 2.1(k).

       "Michelson Indemnity Agreement" shall mean that certain indemnity agreement being negotiated from SC Enterprises in favor of Spieker, in a form mutually satisfactory to the parties thereto in their reasonable discretion.

       "Michelson Purchase Agreement" shall mean that certain Purchase and Sale Agreement, dated as of December 26, 1997, by and among DW Michelson Associates, Michelson Company Limited Partnership and SC Enterprises, attached hereto as Exhibit N.

       "Michelson Purchase Agreement Rights" shall have the meaning set forth in
Section 2.1(k).

       "Michelson Seller" shall mean DW Michelson Associates.

       "Minimum Debt Level" shall have the meaning set forth in Section 9.1(b).

       "MS" shall have the meaning set forth in Section 2.4(b)(iii).

       "Negative Accounts" shall have the meaning set forth in Section 9.1(b).

       "New Leases" shall mean those leases, license agreements and occupancy agreements encumbering any Real Property which are entered into after the Effective Date in accordance with the terms of this Agreement, as the same may be amended or modified from time to time in accordance with the terms of this Agreement.

       "New York Life" shall mean New York Life Insurance Company.

       "New York Life Loan" shall mean that certain Existing Indebtedness from New York Life to Santa Monica Associates that is secured by a portion of the Property commonly known as Santa Monica Business Park.

       "New York Life Loan Assumption Documents" shall have the meaning set forth in Section 8.3(a)(xv).

       "New York Life Loan Documents" shall mean those certain instruments and documents evidencing, securing or otherwise relating to the New York Life Loan.

       "Non-Terminable Contracts" shall have the meaning set forth in Section 4.1(g).

       "Objection Notice" shall have the meaning set forth in Section 5.2.

       "Objections" shall have the meaning set forth in Section 5.2.

       "OP Unit Amount" shall have the meaning set forth in Section 2.4(b).

       "OP Unit Distributees" shall have the meaning set forth in Section
2.4(d).

       "OP Units" shall have the meaning set forth in Section 2.4(b).

       "Order" shall mean an order or decree of any Governmental Authority.

       "Organizational Documents" shall have the meaning set forth in Section 4.5(f).

       "Original Spieker Unsecured Debt" shall have the meaning set forth in
Section 9.1(a).

       "Partnerships" shall have the meaning set forth in Section 2.1(c).

       "Partnership Agreements" shall mean the partnership agreements of Santa Monica Associates, BCIC and Michelson Company Limited Partnership.

       "Partnership Interest" shall have the meaning set forth in Section
2.1(c).

       "Permitted Changes" shall have the meaning set forth in the last paragraph of Section 4.1.

       "Permitted Exceptions" shall have the meaning set forth in Section 5.2.

       "Person" shall mean any individual, partnership, corporation, limited liability company, trust or other legal entity.

       "Personal Property" shall have the meaning set forth in Section 2.1(e).

       "Pledgors" shall mean Shurl Curci, an individual, and SC Enterprises, a California limited partnership.

       "Prescribed Form" shall have the meaning set forth in Section 8.4(a).

       "Prime Rate" shall mean the prime (or base) rate of interest publicly announced by Citibank, N.A. or its successors from time to time.

       "Property" or "Properties" shall have the meaning set forth in Section
2.2.

       "REIT" shall have the meaning set forth in the first paragraph of this Agreement.

       "Real Estate Taxes" shall mean any real estate taxes and assessments, water rates, water meter charges, sewer rates, sewer charges and similar matters imposed by any Governmental Authority.

       "Real Property" or "Real Properties" shall have the meaning set forth in
Section 2.2.

       "Records and Plans" shall have the meaning set forth in Section 2.1(i).

       "Redemption Shares" shall have the meaning set forth in Section 4.5(g).

       "Release" shall have the meaning set forth in Section 10.9(c).

       "Rentable Area Floor" shall have the meaning set forth in Section 3.1(i).

       "Rent Rolls" shall have the meaning set forth in Section 4.1(f).

       "Replacement Guarantees" shall have the meaning set forth in Section 9.1(e).

       "Representatives" shall have the meaning set forth in Section 10.9(a)(i).

       "Required Consents" shall have the meaning set forth in Section 3.5.

       "Required Deletion Items" shall have the meaning set forth in Section 3.1(c).

       "Required Percentage" shall have the meaning set forth in Section 8.4(a).

       "Restricted Actions" shall have the meaning set forth in Section 9.1(a).

       "Santa Monica CC&Rs" shall mean those certain covenants, conditions and restrictions recorded in the Official Records of Los Angeles County, California as Document No. 781093326 (as amended by Document No. 79238988) and as Document No. 78584496 (as amended by Document No. 78950755).

       "Schedule of Contracts" shall have the meaning set forth in Section
4.1(g).

       "SEC" shall mean the Securities and Exchange Commission.

       "Second Closing Properties" shall have the meaning set forth in Section 2.3(a)(ii).

       "Second Closings" shall have the meaning set forth in Section 2.3.

       "Share" shall have the meaning set forth in Section 2.4(c).

       "Significant Tenant" shall mean any Tenant occupying 5,000 square feet or more.

       "Spec Building" shall mean that certain approximate 50,000 rentable square foot, two-story office building planned for construction by Bloomfield Associates in Cerritos, California, on that certain real property described on Exhibit H hereto.

       "Spieker" shall have the meaning set forth in the first paragraph of this Agreement and shall include any assignee and any successor in interest of Spieker.

       "Spieker's Evaluation Material" shall have the meaning set forth in
Section 10.9(b).

       "Spieker Ground Lease Agreements" shall have the meaning set forth in
Section 2.2.

       "Spieker Partnership Agreement" shall mean that certain Second Amended and Restated Agreement of Limited Partnership of Spieker Properties, L.P. dated as of October 13, 1997, as such Agreement may be amended, restated, supplemented, modified or otherwise changed from time to time.

       "Spieker Party" or "Spieker Parties" shall have the meaning set forth in
Section 4.7(a).

       "Subscription Agreement" shall have the meaning set forth in Section 2.4(c)(i).

       "Supplement" shall have the meaning set forth in Section 5.2.

       "TDC" shall mean Transpacific Development Company, a California company.

       "Tax Default" shall have the meaning set forth in Section 9.1(c).

       "Tenant" shall mean the tenant, occupier or Licensee under any lease, license agreement or occupancy agreement encumbering any Real Property.

       "Termination Surviving Provisions" shall mean the provisions set forth in Sections 2.4(f), 4.7(a) and (b), 6.1, 10.4, 10.9(a), (b) and (c) and 10.12,
which provisions shall survive any termination of this Agreement.

       "Termination Transaction" shall have the meaning set forth in Section
9.4.

       "Title Commitment" shall have the meaning set forth in Section 3.1(c).

       "Title Company" shall have the meaning set forth in Section 2.4(e)(i).

       "Title Policies" shall have the meaning set forth in Section 5.3.

       "Traceable Debt" shall have the meaning set forth in Section 9.1(b).

       "Warranties" shall have the meaning set forth in Section 2.1(h).

       SECTION 1.2 TERMS GENERALLY. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

            (b) the words "including" and "include" and other words of similar import shall be deemed to be followed by the phrase "without limitation"; and

            (c) any consent, determination, election or approval required to be obtained, or permitted to be given, by or of any party hereunder, shall be granted withheld or made (as the case may be) by such party in the exercise of such party's sole and absolute discretion.


                                   ARTICLE II

                                   PROPERTIES

       In consideration of the mutual covenants and agreements hereinafter set forth and subject to the terms and conditions contained in this Agreement, Spieker and the Contributors agree that all of the following transactions and events shall contemporaneously occur on the applicable Closing Date in the order and in the manner specified in the Concurrent Transactions Exhibit attached hereto as Exhibit A (the "Concurrent Transactions Exhibit"). Spieker and the Contributors further agree that the Concurrent Transactions Exhibit may be amended by TDC following the Effective Date, provided that any such Amendment shall not be adverse to Spieker or any of the Contributors in anything other than an immaterial respect. In the event of a direct conflict between this Agreement and the Concurrent Transactions Exhibit, this Agreement shall control.

       SECTION 2.1 PROPERTIES. Each Contributor agrees to contribute to Spieker, and Spieker agrees to accept from each such Contributor, subject only to the Permitted Exceptions and to all other terms, covenants and conditions set forth herein, all of such Contributor's right, title and interest in and to the following (provided that with respect to BCIC's interest in the following, the applicable Contributors shall cause the same to be transferred to Spieker, and Spieker agrees to accept the same from BCIC, subject only to the Permitted Exceptions and to all other terms, covenants and conditions set forth herein, all in the manner prescribed by the Concurrent Transactions Exhibit):

            (a) FEE PROPERTIES. Each property described in Schedule 2.1(a) hereto (such Contributor's right, title and interest in and to the same being each a "Fee Parcel") identified as being owned by such Contributor on Schedule 2.1(a), together with any and all rights, privileges and easements appurtenant thereto, together with all buildings, improvements and fixtures located thereon (such Contributor's right, title and interest in and to the same being collectively, the "Fee Parcel Improvements"; each Fee Parcel, together with the Fee Parcel Improvements thereon, a "Fee Property" and, collectively, the "Fee Properties").

            (b) GROUND LEASE PARCEL IMPROVEMENTS. All buildings, improvements and fixtures located on each parcel of land described in Schedule 2.1(b) hereto identified as being owned by such Contributor or BCIC (such Contributor's or BCIC's right, title and interest in and to the same being the "Ground Lease Parcel Improvements").

            (c) PARTNERSHIP INTERESTS. The partnership interests in the partnerships described in Schedule 2.1(c) hereto (the "Partnerships") identified as being owned by such Contributor on Schedule 2.1(c) (each, a "Partnership Interest" and, collectively, the "Partnership Interests").

            (d) LEASEHOLD PROPERTIES. Each leasehold estate described in
Schedule 2.1(d) hereto identified as being owned by such Contributor on Schedule 2.1(d), together with any and all rights and privileges appurtenant thereto owned by such Contributor (such Contributor's right, title and interest in and to the same being each, a "Leasehold Estate" and, collectively, the "Leasehold Estates"), together with all buildings, improvements and fixtures located thereon (such Contributor's right, title and interest in and to the same being collectively, the "Leasehold Improvements"; each Leasehold Estate, together with the Leasehold Improvements thereon, a "Leasehold Property" and, collectively, the "Leasehold Properties").

            (e) PERSONAL PROPERTY. The tangible personal property described in
Schedule 2.1(e) hereto identified as being owned by such Contributor or BCIC on
Schedule 2.1(e), and located on the Properties or the TDC offices and used solely in the operation or maintenance of any one or more of the Properties (such Contributor's or BCIC's right, title and interest in and to the same being the "Personal Property").

            (f) LEASES. (i) Each Contributor's or BCIC's interest as landlord, owner or licensor in each of the leases owned by such Contributor other than the Excluded Leases listed on Schedule 2.1(f) hereto (each, an "Existing Lease" and collectively, the "Existing Leases"), (ii) such Contributor's or BCIC's interest as landlord, owner, or licensor, in any New Leases and (iii) to the extent assignable, such Contributor's or BCIC's rights under any guarantees, letters of credit or other instruments that secure or guarantee the performance of the obligations of each Tenant.

            (g) CONTRACTS. To the extent assignable, all service contracts, maintenance contracts, operating contracts, parking contracts and like contracts and agreements relating to the Properties, and equipment leases, contracts, subcontracts and agreements relating to the construction of any unfinished tenant improvements (such Contributor's or BCIC's right, title and interest in and to the same being collectively, the "Contracts"), provided that the term "Contracts" shall not include the Spieker Ground Lease Agreements, and any property management or leasing agreements (which agreements, in each case, shall be terminated concurrently with the Closing with respect to the applicable Property).

            (h) WARRANTIES. To the extent assignable, all warranties and guaranties made by or received from any third party with respect to any building, building component, structure, fixture, machinery, equipment or material situated on any Property, or contained in any or comprising a part of any Fee Parcel Improvement or Ground Lease Parcel Improvement (such Contributor's or BCIC's right, title and interest in and to the same being collectively, the "Warranties").

            (i) RECORDS AND PLANS. To the extent such Contributor or BCIC currently has such items in its possession or control, all (i) preliminary, final and proposed building plans and specifications (including "as-built" floor plans and drawings) and tenant improvement plans and specifications for the Fee Parcel Improvements, the Ground Lease Parcel Improvements and the Leasehold Improvements, (ii) books, records, documents, agreements and other materials necessary for the continued operation, use, ownership, management or development of the Properties, and (iii) surveys, grading plans, topographical maps, architectural and structural drawings and engineering, soils, seismic, geologic and architectural reports, studies and tests relating to any Property (such Contributor's or BCIC's right, title and interest in and to the same being collectively, the "Records and Plans").

            (j) INTANGIBLE PROPERTY. To the extent transferable, any intangible personal property now or hereafter owned by such Contributor or BCIC and used in the ownership, use or operation of any one or more of the Properties (provided that if any such intangible personal property is owned or used in connection with property other than the applicable Property, then only the portion of such intangible property respecting or allocable to such applicable Property shall constitute "Intangible Property"), and related names and proprietary computer equipment, software and systems, including all (i) licenses, permits, building inspection approvals, certificates of occupancy, approvals, subdivision maps and entitlements issued, approved or granted by Governmental Authorities in connection with a Property, (ii) covenants, conditions and restrictions, reciprocal easement agreements, area easement agreements and other common or planned development agreements or documents affecting any Property (including all of BCIC's rights as declarant or owner under the Santa Monica CC&Rs, but excluding all of the applicable Contributors' rights as declarant under the Foster City CC&Rs) and (iii) licenses, consents, easements, rights of way and approvals obtained from private parties to make use of utilities and to ensure vehicular and pedestrian ingress and egress for any Property (such Contributor's or BCIC's right, title and interest in and to the same being collectively, the "Licenses and Permits") or other rights relating to the ownership, use or operation of any of the Properties (such Contributor's or BCIC's right, title and interest in and to the same being collectively, the "Intangible Property"). Each (i) Fee Property, or (ii) real property owned by the Partnerships is referred to herein individually as a "Contribution Real Property" and all of the foregoing are referred to herein collectively as the "Contribution Real Properties."

            (k) MICHELSON ASSIGNMENT AGREEMENT. Certain rights of the Contributors under the Michelson Purchase Agreement (the "Michelson Purchase Agreement Rights"), which rights shall be assigned to and assumed by Spieker in accordance with an assignment and assumption agreement mutually satisfactory to Spieker and the applicable Contributor (the "Michelson Assignment Agreement").

            (l) CERRITOS DEVELOPMENT RIGHTS. The applicable Contributors and Spieker agree to negotiate in good faith with respect to the contribution of the Cerritos Development Rights to Spieker in exchange for OP Units. In the event the parties reach a mutually acceptable agreement regarding such contribution, this Agreement will be amended to reflect such agreement. Failure to reach such an agreement will have no impact on this Agreement.

            Each Fee Property, Leasehold Property, and the Ground Lease Parcel Improvements, together with the Personal Property, the Leases, the Contracts, the Warranties, the Records and Plans, the Intangible Property relating thereto, the Partnership Interests, and the Michelson Purchase Agreement Rights are referred to herein as a "Contribution Property" and, collectively, as the "Contribution Properties."

       SECTION 2.2 PROPERTIES LEASED BY GROUND LESSORS. SC Enterprises, as successor to BCIC as owner (as contemplated in the Concurrent Transactions Exhibit), and each other owner (SC Enterprises and each such other owner being referred to herein each as a "Ground Lessor" and, collectively, the "Ground Lessors") of the real property on which the Ground Lease Parcel Improvements are located (each a "Ground Lease Parcel" and, collectively, the "Ground Lease Parcels") described in Schedule 2.1(b) hereto identified as being owned by such Ground Lessor on Schedule 2.1(b) (or in the case of SC Enterprises, identified as being currently owned by BCIC), agrees to lease to Spieker such Ground Lease Parcel, and Spieker agrees to lease from such Ground Lessor such Ground Lease Parcel, together with any and all rights, privileges and easements appurtenant thereto owned by such Ground Lessor (with such exceptions as are described in Schedule 2.1(b)), on the terms and conditions set forth in the Spieker Ground Lease Agreements set forth as Exhibits C through G hereto (the "Spieker Ground Lease Agreements"). The Contribution Real Properties, together with the Ground Lease Parcels, are referred to herein collectively as the "Real Properties." The Contribution Properties, together with the Ground Lease Parcels, are referred to herein collectively as the "Properties."

SECTION 2.3 TIMING.

            (a) The contribution and leasing of the Properties under the terms of this Agreement will take place on the following schedule:

                     (i) With respect to the Properties other than the Second Closing Properties (the "First Closing Properties"), on February 3, 1998 or such earlier date (but in no event earlier than January 12, 1998) mutually agreed by the parties hereto (the "First Closing");

                     (ii) With respect to the Properties commonly known as the Delta Dental Property and the Spec Building described on Exhibit H hereto (the "Second Closing Properties"), on June 30, 1998 or such earlier date (but in no event earlier than June 15, 1998) mutually agreed by the parties hereto (the "Second Closing").

            (b) As used herein, the term "Closing" or "Closing Date" means the "First Closing" or the "Second Closing," or some combination thereof, as the context dictates.

            (c) The parties hereto acknowledge and agree that, notwithstanding anything to the contrary provided in Sections 3.1 or 3.2 below, but subject to
Section 2.3(d) below, or any other provision of this Agreement, (i) in the event that any condition to Spieker's or any Contributor's obligations hereunder is not satisfied or waived prior to the First Closing and such party elects to terminate this Agreement pursuant to the terms hereof, such party shall be obligated to terminate this Agreement as to all First Closing Properties (in which event this Agreement shall terminate as to all Second Closing Properties as well), and (ii) in the event that any condition to Spieker's or any Contributor's obligations hereunder is not satisfied or waived prior to the Second Closing and such party elects to terminate this Agreement pursuant to the terms hereof, such party shall be obligated to terminate this Agreement as to all Second Closing Properties (in which event this Agreement shall terminate as to all Second Closing Properties), but neither party shall have the right to unwind or otherwise rescind this Agreement as to the consummated First Closing and the First Closing Properties.

            (d) With respect to the Property commonly known as Biltmore Commerce Center, the parties shall attempt to resolve the parking matter identified on
Schedule 4.2 (the "Biltmore Parking Matter") prior to the First Closing in the manner prescribed on such Schedule. In the event the Biltmore Parking Matter is not so resolved prior to the First Closing, the parties shall consummate the First Closing with respect to all First Closing Properties other than Biltmore Commerce Center, and shall consummate the Closing of the Biltmore Commerce Center reasonably promptly following such resolution of the Biltmore Parking Matter. In the event the Biltmore Parking Matter is not so resolved prior to the Second Closing, the parties shall consummate the Second Closing with respect to all Second Closing Properties, but shall terminate this Agreement with respect to the Closing of Biltmore Commerce Center, and the parties shall have no further obligations hereunder with respect to Biltmore Commerce Center except under the Termination Surviving Provisions, but neither party shall have the right to unwind or otherwise rescind this Agreement as to the consummated First and Second Closings and the First and Second Closing Properties..

SECTION 2.4 CONTRIBUTION CONSIDERATION.

            (a) GROSS AND ADJUSTED CONTRIBUTION AMOUNTS. The parties agree that the total valuation of the Properties (the "Gross Contribution Amount") shall be $522,104,885. After adjustment for (i) the ground leasing rather than contribution of the Ground Lease Parcels, (ii) two million six hundred thousand dollars ($2,600,000) (which represents the agreed reduction in the valuation of the portion of Santa Monica Business Park held by Santa Monica Associates as a result of Spieker assuming the New York Life Loan, provided that New York Life consents to the contribution of the applicable Property to Spieker subject to such debt and Spieker accepts contribution of such Property subject to such debt as of the applicable Closing), and (iii) eight hundred twenty-four thousand and thirty-seven dollars ($824,037) (which represents the agreed discount with respect to certain cash payments by Spieker hereunder), the valuation of the Contribution Properties (the "Adjusted Contribution Amount") shall be $439,685,848.

            (b) OP UNIT AMOUNT. The consideration to be received by the Contributors in the form of units of partnership interest of Spieker ("OP Units") in exchange for the contribution of the Contribution Properties (the "OP Unit Amount") is the Adjusted Contribution Amount, minus the sum of the following amounts, all of which will be paid, distributed or reimbursed by
Spieker:

                     (i) Existing Indebtedness. The outstanding principal balance of all remaining existing debt on the Properties under the loans described on Schedule 2.4(b)(i) hereto (the "Existing Indebtedness"), together with any accrued (and unpaid) interest thereon (other than any principal or accrued interest which is to be paid by the Contributors at the applicable Closing as set forth in the Concurrent Transactions Exhibit), together with any late fees or other amounts owing thereunder, and, in the event that New York Life consents to the contribution of the applicable Property to Spieker subject to such debt and Spieker accepts contribution of such Property subject to such debt as of the applicable Closing, any assumption fees relating thereto. The parties hereto acknowledge and agree that Spieker shall acquire the Properties subject to the Existing Indebtedness, but not assume any portion of the Existing Indebtedness, other than the New York Life Loan, and with the exception of the New York Life Loan, Spieker shall repay the Existing Indebtedness substantially concurrent with the applicable Closings.

                     (ii) Prepayment Penalties. The amount of any prepayment penalties or other charges incurred in connection with the retirement of the Existing Indebtedness and any other fees incurred as a result of the repayment by Spieker of the debt referenced in (i) above.

                     (iii) Transaction Costs. The amount of all the transaction and closing costs and expenses incurred by the Contributors, whether pursuant to this Agreement or otherwise (including all closing costs and expenses that are obligations of the Contributors under this Agreement, and the fees of Morgan Stanley & Co. Inc. ("MS") and the Contributors' accountants, attorneys and advisers), provided that Spieker's obligation to repay such amount shall not exceed 1.7% of the Gross Contribution Amount. In addition, such amount shall not include those costs and expenses that are attributable to the Spieker Ground Lease Agreements, which costs and expenses shall be paid by the Ground Lessors. At least two (2) Business Days prior to each Closing, Contributors shall provide Spieker with a schedule setting forth the Contributors' good faith estimate of the costs and expenses to be paid or reimbursed by Spieker under this clause
(iii) at such Closing.

                     (iv) Payments to Contributors. The amount of cash or Shares payable to certain Contributors with respect to the sale of their partnership interests to Spieker in accordance with the Concurrent Transactions Exhibit and in the amounts shown on Schedule 1 hereto.

                     (v) Traceable Debt Borrowing. The amount of the proceeds of the Traceable Debt incurred by Spieker at the First Closing. The Traceable Debt shall be guaranteed by the ultimate individual partners, shareholders or members of those Contributors that receive distributions of such proceeds. These proceeds shall be distributed to such Contributors in respect of their OP Units in accordance with the applicable provisions of this Section 2.4(b)(v), and Sections 2.4(e)(ii) and 9.1 and the Concurrent Transactions Exhibit:

                               (1) To reimburse certain of such Contributors (or
their partners, shareholders or members) for their prior repayment of certain principal and/or accrued interest relating to debt associated with those certain Properties commonly known as Cerritos Towne Center and Marina Business Center; and

                               (2) To reimburse certain other of such
Contributors (or their partners, shareholders or members) for certain costs and expenses incurred in connection with the Spieker Ground Lease Agreements and for other anticipated costs and expenses.

            The portions of the Gross Contribution Amount allocated to each Contributor (the "Allocated Contribution Amount"), the Adjusted Contribution Amount (and its components) and the portion of the Deposits allocated to each Property and Contributor are set forth on Schedule 1 hereto.

            (c) ISSUANCE OF OP UNITS AND SHARES.

                     (i) OP Units. The OP Unit Amount shall be payable to the Contributors or, with respect to any Contributor, a Contributor Person designated by the applicable Contributor, at the applicable Closing, by issuance to the Contributors of OP Units having the terms set forth in the Spieker Partnership Agreement, which OP Units shall be convertible into Shares having certain registration rights as set forth in the Conversion, Registration Rights and Lock-up Agreements (as defined below). At the applicable Closing, Spieker and the REIT will execute and deliver to each Contributor or Contributor Person who receives OP Units a counterpart Conversion, Registration Rights and Lock-up Agreement substantially in the form attached hereto as Exhibit J (a "Conversion, Registration Rights and Lock-up Agreement"), which Agreements shall also be executed and delivered by each such Contributor or Contributor Persons. The Contributors shall receive that number of OP Units that is equal to the quotient of (1) the OP Unit Amount divided by (2) $41.57 (the "Average Share Price"); provided that any fractional OP Units shall be eliminated by rounding to the nearest whole number. Each Person receiving OP Units shall execute and deliver to Spieker a Subscription Agreement in the form attached hereto as Exhibit K

("Subscription Agreement") and a counterpart signature page to the Spieker Partnership Agreement in the form attached hereto as Exhibit L ("Counterpart OP Signature Page").

                     (ii) Shares. Any shares of common stock of the REIT ("Shares") shall be payable to the applicable Contributor, or with respect to such Contributor, a Contributor Person designated by such Contributor, at the applicable Closing, by issuance to such Contributor of Shares, which Shares shall have been registered pursuant to the terms of the REIT's existing shelf registration statement. At the applicable Closing, such Contributor and the REIT shall execute and deliver a Lock-up Agreement substantially in the form attached hereto as Exhibit M (the "Lock-up Agreement"). The Contributor shall receive that number of Shares that is equal to the quotient of (1) the dollar valuation of Shares payable to such Contributor as set forth on Schedule 1, and (2) the Average Share Price; provided that any fractional Shares shall be eliminated by rounding to the nearest whole number.

                     (iii) Anti-Dilution. In the event that between the date hereof and the issuance of OP Units or Shares, there has occurred any conversion, change, exchange or reclassification of the OP Units or Shares into another security or form of property pursuant to any merger, consolidation, acquisition of business and assets, reorganization or recapitalization, or there has occurred any reclassification under other circumstances or any split, dividend or similar change in respect of the OP Units or the Shares (any such conversion, change, exchange, reclassification, split, dividend, or similar change being referred to herein as a "Dilution Event"), then appropriate adjustment shall be made in the number of OP Units or Shares and/or kind of securities issued to Contributors in order to provide the Contributors with the same number of OP Units, Shares and/or such securities that they would have received after such Dilution Event if the issuance of OP Units and Shares had occurred immediately prior to such Dilution Event (and all references to the OP Units or Shares shall refer to such adjusted number and/or kind of securities).

            (d) ISSUANCE TO ACCREDITED INVESTORS; DISTRIBUTION. Notwithstanding anything to the contrary provided herein, in no event shall any OP Units or Shares be issued or offered by Spieker to any Person that is not an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, or to whom the issuance of OP Units would be prohibited without the registration thereof or without the providing of appropriate disclosure with respect thereto (an "Accredited Investor"). Any OP Units received by a Contributor shall be held by the Contributor and may not be distributed by the Contributor to its partners, shareholders or members prior to the termination of the applicable Expiration Date. Notwithstanding anything to the contrary contained in the Spieker Partnership Agreement, following the applicable Expiration Date, each Contributor shall be free to distribute, at any time, any OP Units received to any of its intermediate or ultimate partners, shareholders or members identified on Schedule 2.4(d) hereto, and to the heirs or estates of any such partners, shareholders or members (collectively, the "OP Unit Distributees"), subject, however, to Sections 9.3 and 10.9 of the Spieker Partnership Agreement. Notwithstanding anything to the contrary in the Spieker Partnership Agreement, in the event of the death of a Person identified on
Schedule 2.4(d) prior to the distribution of OP Units, the OP Units distributable to the heirs or estate of such Person shall, immediately following such distribution of OP Units to such heirs or estate, be converted to Shares in the same manner set forth in Section 10.9 of the Spieker Partnership Agreement.

            (e) DEPOSIT AND PAYMENT OF ADJUSTED CONTRIBUTION AMOUNT.

                     (i) Deposit.

                               (1) By 3:00 P.M. (Los Angeles time) on the first
Business Day after the Effective Date (the "Deposit Deadline"), Spieker shall deposit, by wire transfer (made in accordance with the wire transfer instructions set forth on Schedule 2.4(e)(i)(1) attached hereto) of immediately available funds, in escrow with Commonwealth Land Title Insurance Company, 888 West 6th Street, Los Angeles, California 90017 (Attn: Lee Mellen) (the "Title Company") a cash payment in the amount of ten million dollars ($10,000,000) (together with any interest accrued thereon, the "Deposit").

                               (2) Title Company shall hold the Deposit, in
escrow, in interest bearing obligations of the United States government or an institutional savings account, and all interest thereon shall be deemed a part of the Deposit. A portion of the Deposit shall be allocated to each Property in proportion to the Gross Contribution Amount for such Property set forth in
Schedule 1 hereto. If the contribution or leasing of a Property as contemplated herein is consummated, then the applicable portion of the Deposit (including the interest accrued thereon) shall be returned to Spieker. Notwithstanding anything that may be construed to the contrary herein, Spieker and the Contributors understand and agree that Spieker shall have no obligation to fund the Deposit unless Spieker has completed and is satisfied in its sole and absolute discretion with its independent due diligence investigation as contemplated by
Section 4.6. The parties hereto acknowledge and agree that (A) Spieker shall have the right in its sole and absolute discretion and for any or no reason whatsoever to terminate this Agreement without liability (except for the Termination Surviving Provisions) at any time prior to its posting the Deposit, and (B) by posting the Deposit, Spieker will evidence and acknowledge its satisfaction with and approval of all of the Due Diligence Materials and its due diligence investigation, provided that the foregoing shall not limit or impair any of Spieker's other rights granted under the terms of this Agreement.

                     (ii) Payment of Adjusted Contribution Amount. The components of the Adjusted Contribution Amount set forth in Section 2.4(b) that involve cash payments, as adjusted pursuant to Section 8.5, shall be deposited by Spieker, by wire transfer (made in accordance with the wiring instructions set forth on Schedule 2.4(e)(i)(l) hereto) of immediately available funds, with the Title Company and released and distributed or paid at the applicable Closing in accordance with the Concurrent Transactions Exhibit; provided, however, the proceeds of the Traceable Debt shall be deposited by Spieker in a separately identified account with the Title Company (the "Traceable Debt Account") on the First Closing Date, by wire transfer (made in accordance with the wire instructions set forth on Schedule 2.4(e)(ii) hereto). These proceeds shall be released from the Traceable Debt Account and distributed to certain Contributors in respect of their OP Units at the applicable Closing in accordance with the provisions of this Section 2.4(e)(ii) and Sections 2.4(b)(v) and

9.1 hereof and the Concurrent Transactions Exhibit. The portion of the Adjusted Contribution Amount to be paid in OP Units shall be reflected in the books and records of Spieker as of the applicable Closing, and certificates representing such OP Units shall be delivered to the holder(s) thereof by Spieker promptly after the Closing. The portion of the Adjusted Contribution Amount to be paid in Shares shall be reflected in the books and records of the REIT as of the applicable Closing and certificates evidencing such Shares shall be delivered to the applicable Contributors at the applicable Closing.

            (f) LIQUIDATED DAMAGES.

                     (i) IF THE CONTRIBUTION AND LEASING OF THE PROPERTIES IS NOT CONSUMMATED DUE TO THE FAILURE OF ANY CONDITION TO SPIEKER'S OBLIGATION TO ACQUIRE OR LEASE ANY PROPERTY THROUGH NO FAULT OF SPIEKER, OR DUE TO THE CONTRIBUTORS' MATERIAL DEFAULT HEREUNDER, THEN THE DEPOSIT SHALL BE RETURNED TO SPIEKER, AND SPIEKER'S SOLE REMEDY, AT LAW OR IN EQUITY, SHALL BE THE RETURN OF SUCH DEPOSIT, PROVIDED, THAT IF THE CONTRIBUTION AND LEASING OF THE PROPERTIES IS NOT CONSUMMATED BECAUSE OF A MATERIAL DEFAULT UNDER THIS AGREEMENT ON THE PART OF THE CONTRIBUTORS, SPIEKER MAY EITHER:

            (A) TERMINATE THIS AGREEMENT BY WRITTEN NOTICE OF TERMINATION TO THE CONTRIBUTORS WHEREUPON ANY DEPOSIT SHALL BE IMMEDIATELY RETURNED TO SPIEKER, AND CONTRIBUTORS SHALL ALSO IMMEDIATELY REIMBURSE SPIEKER, UPON SPIEKER'S WRITTEN REQUEST TO CONTRIBUTORS, FOR ALL ACTUAL, OUT-OF-POCKET COSTS, FEES AND EXPENSES INCURRED BY SPIEKER AND ITS AFFILIATES IN CONNECTION WITH THE NEGOTIATION OF THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER, AND THE PERFORMANCE OF SPIEKER'S DUE DILIGENCE AND OTHER INVESTIGATIONS, INCLUDING ALL REASONABLE LEGAL AND ACCOUNTING FEES, ENVIRONMENTAL AND OTHER CONSULTANTS' FEES AND ALL TRAVEL EXPENSES; PROVIDED THAT SUCH COSTS, FEES AND EXPENSES (I) SHALL NOT EXCEED FIVE HUNDRED THOUSAND DOLLARS ($500,000), (II) SHALL BE PAYABLE BY THE CONTRIBUTORS ONLY IF THE FOLLOWING CONDITIONS HAVE BEEN SATISFIED: (1) THE FAILURE TO CONSUMMATE THE TRANSACTIONS WAS THE RESULT OF A MATERIAL BREACH OF THIS AGREEMENT BY THE CONTRIBUTORS, AND (2) SPIEKER PROVIDED THE CONTRIBUTORS WITH WRITTEN NOTICE, AND A REASONABLE OPPORTUNITY (BUT NO GREATER THAN A 30 DAY PERIOD) TO CURE SUCH MATERIAL BREACH (IN WHICH EVENT, THE APPLICABLE CLOSING DATE SHALL BE EXTENDED ACCORDINGLY IN ORDER TO PERMIT CONTRIBUTORS THE OPPORTUNITY TO EFFECT SUCH CURE OR, IN THE CASE OF A BREACHED REPRESENTATION OR WARRANTY, TO CAUSE SUCH REPRESENTATION OR WARRANTY TO BE TRUE AND

       CORRECT PRIOR TO SUCH CLOSING DATE); AND (III) IF PAID BY THE CONTRIBUTORS, SHALL RELIEVE THE CONTRIBUTORS OF ANY FURTHER OBLIGATION UNDER THIS AGREEMENT (OTHER THAN FOR THE CONTRIBUTORS' OBLIGATIONS UNDER ANY TERMINATION SURVIVING PROVISIONS).

              (B) CONTINUE THIS AGREEMENT PENDING SPIEKER'S ACTION FOR SPECIFIC PERFORMANCE, IN WHICH LATTER EVENT SPIEKER, AS A CONDITION TO SUCH ACTION, SHALL NOT REQUEST OR ACCEPT RETURN OF THE DEPOSIT.

                     (ii) IF THE CONTRIBUTION AND LEASING OF THE PROPERTIES IS NOT CONSUMMATED AS A RESULT OF A MATERIAL DEFAULT BY SPIEKER HEREUNDER, THEN, AS THEIR SOLE AND EXCLUSIVE REMEDY AT LAW OR IN EQUITY, THE CONTRIBUTORS SHALL RECEIVE AND RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES. UPON THE PAYMENT OF SUCH AMOUNT, THIS AGREEMENT SHALL BE DEEMED TERMINATED, AND SHALL BE NULL AND VOID (EXCEPT FOR THE TERMINATION SURVIVING PROVISIONS). THE PARTIES HAVE AGREED THAT THE CONTRIBUTORS' ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE SUCH TRANSACTIONS DUE TO SPIEKER'S MATERIAL DEFAULT, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT THE CONTRIBUTORS WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT ANY PARTY'S OBLIGATIONS UNDER THE TERMINATION SURVIVING PROVISIONS.

       INITIALS:  Spieker: /s/ EK    REIT: /s/ EK
                           -------         -------

       Contributors:  /s/ SC         /s/ VZ           /s/ JC     /s/ RB
                      ---------      ------------     --------   ----------
                      S. Curci       V. Zaccaglin     J. Curci   R. Blumin

       /s/ CB      /s/ MB       /s/ SB       /s/ RI     /s/ HM      /s/ KK
       ---------   ----------   ---------    --------   ---------   ----------
       C. Blumin   M. Barclay   S. Barclay   R. Irish   H. Matlow   K. Kennedy

       (Each person who has placed his or her initials above has done so in each of the capacities with respect to the Contributors indicated on the signature pages hereto.)

            (g) In the event any party hereto becomes entitled to receive the Deposit pursuant to the terms of this Agreement, the other parties hereto shall take such action as may be reasonably required by Title Company to release the Deposit to the entitled party within one Business Day after Title Company's or such entitled party's written request.

            (h) In the event that Spieker fails to fund prior to the Deposit Deadline (with time being of the essence) the full amount of the Deposit for any or no reason whatsoever in accordance with the terms of Section 2.4(e)(i), this Agreement shall immediately and automatically terminate. Upon any termination of this Agreement pursuant to this Section 2.4(h), no party shall have any further rights or obligations hereunder, except under the Termination Surviving Provisions.


                                  ARTICLE III

                              CONDITIONS PRECEDENT

       SECTION 3.1 CONDITIONS TO SPIEKER'S OBLIGATIONS. Spieker's obligation to accept contribution of the Contribution Properties and to lease the Ground Lease Parcels is conditioned upon the satisfaction (or Spieker's written waiver) on or prior to the applicable Closing Date of the following conditions; provided that the conditions set forth in (b) and (h) shall be satisfied on or prior to the First Closing:

            (a) There shall exist on the Closing Date no pending Order prohibiting, enjoining or restraining any Contributor from consummating the transactions contemplated hereby with respect to any Property.

            (b) All consents required to be obtained from, or filings required to be made with, any Governmental Authority or third party (other than any lender) in connection with the execution and delivery of this Agreement by the Contributors or the consummation by the Contributors of the transactions contemplated hereby shall have been obtained or made.

            (c) The Title Company shall have issued or shall have irrevocably and unconditionally committed to issue, upon payment of the applicable premium therefor, an ALTA Extended Coverage Owner's Policy of Title Insurance with respect to each Real Property or Leasehold Estate in the amount shown on
Schedule 3.1(c) hereto with respect to such Real Property or Leasehold Estate, showing title to such Real Property or Leasehold Estate vested in Spieker, subject only to the Permitted Exceptions, together with such endorsements and with such reinsurance as Spieker may reasonably require and that are customarily obtained by similar parties in similar transactions involving similar assets (including nonimputation endorsements) (the "Title Policies"). In connection with the foregoing, each Contributor agrees to execute and deliver to Title Company such affidavits and other documents, in form reasonably satisfactory to such Contributor, as Title Company shall reasonably require in order to permit the issuance of the Title Policies. Nothing contained herein shall require any Contributor to bring any action or proceeding or otherwise to incur any expense to correct, discharge or otherwise remove title exceptions or defects with respect to any Property or to remove, remedy or comply with any other grounds for Spieker's refusing to approve title, provided that on the Closing Date the applicable Contributor shall be obligated to remove or discharge, or otherwise cause the Title Company to omit as an exception to title or to insure against collection thereof from or against any Real Property or Leasehold Estate any mortgages created by such Contributor (other than the liens securing repayment of the New York Life Loan), any mechanics' liens or judgment liens and any liens and encumbrances voluntarily created by such Contributor in violation of Section 7.1 (collectively the "Required Deletion Items"). The parties hereto acknowledge and agree that each Contributor shall apply the Adjusted Contribution Amount payable to it to satisfy or cause the removal of the Required Deletion Items applicable to its Property upon the applicable Closing Date to the extent it does not otherwise satisfy the same with other funds.

            (d) Spieker shall have received tenant and ground lessor estoppel certificates and/or Contributor certificates to the extent required to satisfy the condition to Spieker's obligation set forth in Section 8.4.

            (e) Each of the documents required to be delivered by the applicable Contributor pursuant to Section 8.3 shall have been delivered materially in accordance therewith, and the applicable Contributor shall not otherwise be in material default of its material obligations hereunder, and the Contributor shall have remade, as of the applicable Closing Date, each of the representations and warranties applicable to it or its Property as required in accordance with the paragraph immediately following Section 4.1(m) below, and such representations and warranties shall be true and correct when made, and shall remain true and correct in all material respects as of such Closing Date, except for the Permitted Changes (as defined in said Section 4.1).

            (f) Spieker shall not have previously terminated this Agreement pursuant to and in accordance with any termination right granted to Spieker under this Agreement.

            (g) Pay-off letters from the holders of the Existing Indebtedness (other than New York Life) affecting the applicable Property shall have been obtained on or before the Closing Date and appropriate arrangements for the satisfaction of the indebtedness and the discharge of the liens relating thereto shall have been made as of the Closing Date such that the Title Company is able to issue the Title Policies without taking exception for the Existing Indebtedness (other than the liens securing repayment of the New York Life
Loan).

            (h) New York Life shall have consented to the assumption of the New York Life Loan by Spieker, without modification in the terms thereof, and shall have executed, acknowledged (where appropriate) and delivered to Spieker such consents, certificates and other documents as may be reasonably required to evidence (i) New York Life's consent to the transfer of the applicable Property to Spieker and the assignment of the New York Life Loan to, and the assumption of the New York Life Loan by, Spieker, (ii) the outstanding balance of the New York Life Loan as of the Closing Date to such lender's knowledge, and (iii) that, to such lender's knowledge, the New York Life Loan is in full force and effect, without default by any party thereto, as of the Closing Date.

            (i) The physical condition of the applicable Property shall not be substantially worse on the day of Closing than it was on the Effective Date, reasonable wear and tear and loss by casualty excepted (subject to the provisions of Section 7.7 below), and, as of the Closing Date, there shall be no material increase (measured from the Due Diligence Termination Date) in the rentable area of the improvements component of such Property with respect to which (i) an Existing Lease with rentable area in excess of the Rentable Area Floor is, or Existing Leases with aggregate rentable area in excess of the Rentable Area Floor are, not in full force and effect (unless Spieker has theretofore consented to the termination or surrender of such Existing Lease, and except for Excluded Leases and Existing Leases that will or may expire in accordance with their terms prior to or concurrently with the applicable Closing), (ii) a material default exists by any Tenant under an Existing Lease with rentable area in excess of the Rentable Area Floor, or by Tenants under Existing Leases with aggregate rentable area in excess of the Rentable Area Floor (except for Excluded Leases and Existing Leases that will or may expire in accordance with their terms prior to the applicable Closing Date), or (iii) a Tenant under an Existing Lease with rentable area in excess of the Rentable Area Floor is, or Tenants under Existing Leases in excess of the Rentable Area Floor are, the subject of a pending bankruptcy or insolvency proceeding, from that which existed and was disclosed to or otherwise known by Spieker on the Due Diligence Termination Date (except for Excluded Leases and Existing Leases that will or may expire in accordance with their terms prior to the applicable Closing Date). Notwithstanding the foregoing to the contrary, in no event shall any default, termination or surrender, or bankruptcy or insolvency proceeding with respect to any or all of the Tenants listed on Schedule 3.1(i) hereto be taken into account in determining whether the Rentable Area Floor shall have been exceeded. As used herein, "Rentable Area Floor" shall mean the greater of
(A) 15,000 square feet, and (B) ten percent (10%) of the rentable area of the applicable Improvements component of the applicable Property.

            (j) With respect to the Second Closing Properties, each of those certain conditions identified on Schedule 3.1(j) hereto shall have been fully satisfied.

            (k) With respect to the Michelson Property, (i) certain rights under the Michelson Purchase Agreement shall have been assigned to Spieker pursuant to the Michelson Assignment Agreement (as evidenced by an executed counterpart thereof being placed in escrow by the applicable Contributors in accordance with
Section 8.3), and (ii) the transactions contemplated by the Michelson Purchase Agreement shall be in a position to be consummated concurrently with the First Closing in accordance with the terms of the Michelson Purchase Agreement and all conditions precedent to the closing under the Michelson Purchase Agreement shall have been satisfied or duly waived by the applicable parties thereto.

            (l) The Pledgors shall not be in material default of their obligations under the Bridge Note or the Bridge Pledge Agreement.

            (m) With respect to the First Closing Properties, on the trading day immediately prior to the First Closing, the price of a Share shall be no more than one hundred fifteen percent (115%) of the Average Share Price.

            (n) The McDonnell-Douglas Indemnity Agreement shall have been entered into by the parties thereto.

       SECTION 3.2 CONDITIONS TO THE CONTRIBUTORS' OBLIGATIONS. Each Contributor's obligation to contribute the Contribution Properties and lease the Ground Lease Parcels is conditioned upon the satisfaction (or such Contributor's written waiver) on or prior to the Closing Date of the following conditions:

            (a) There shall exist on the Closing Date no pending Order prohibiting, enjoining or restraining Spieker from consummating the transactions contemplated hereby with respect to any Property.

            (b) All consents required to be obtained from, or filings required to be made with, any Governmental Authority or third party in connection with the execution and delivery of this Agreement by Spieker or the consummation by Spieker of the transactions contemplated hereby shall have been obtained or made.

            (c) Spieker shall have satisfied its obligations under Article II hereof in the manner set forth in the Concurrent Transactions Exhibit.

            (d) Spieker shall not otherwise be in material default of its material obligations hereunder.

            (e) Each of the documents required to be delivered by Spieker pursuant to Section 8.3 shall have been delivered as provided therein and all of Spieker's representations and warranties contained herein shall be true and correct in all material respects as of the Closing Date.

            (f) The Contributors shall not have previously terminated this Agreement pursuant to and in accordance with any termination right expressly granted to the Contributors under this Agreement.

            (g) Spieker shall not be in material default of its obligations under the Bridge Note or the Bridge Pledge Agreement.

            (h) With respect to the First Closing Properties, on the trading day immediately prior to the First Closing, the price of a Share shall be no less than eighty-five percent (85%) of the Average Share Price.

            (i) With respect to the Michelson Property (i) certain obligations under the Michelson Purchase Agreement shall have been assumed by Spieker pursuant to the Michelson Assignment Agreement (as evidenced by an executed counterpart thereof being placed in escrow by Spieker in accordance with Section 8.3), and (ii) the transactions contemplated by the Michelson Purchase Agreement shall be in a position to be consummated concurrently with the First Closing in accordance with the terms of the Michelson Purchase Agreement and all conditions precedent to the closing under the Michelson Purchase Agreement shall have been satisfied or duly waived by the applicable parties thereto.

       SECTION 3.3 TERMINATION. In the event that any condition set forth in
Section 3.1 or Section 3.2 is not satisfied on or prior to the applicable Closing Date, then the party to this Agreement whose obligations are conditioned upon the satisfaction of such condition may in its sole and absolute discretion terminate this Agreement, subject to Sections 2.3(c), 2.3(d) and 2.4(f) above, by written notice delivered to the other party at or prior to the occurrence of the Closing. Upon any termination of this Agreement pursuant to this Section 3.3, no party shall have any further rights or obligations hereunder, except under the Termination Surviving Provisions.

       SECTION 3.4 WAIVER BY SPIEKER. Notwithstanding anything to the contrary contained in this Agreement, if Spieker with actual knowledge of (i) a default in any of the covenants, agreements or obligations to be performed by any Contributor under this Agreement or under any Closing Document, and/or (ii) any breach of any representation or warranty of any Contributor made in this Agreement, any Contributor certificate, or any Closing Document, nonetheless elects to proceed to Closing, then, upon the consummation of the Closing, Spieker shall be deemed to have waived any such default and breach and shall have no Claim against any Contributor with respect thereto, or any termination or unwind right hereunder by reason thereof; provided, however, that if Spieker shall provide written notice to Contributors, prior to the applicable Closing Date, of a material default or material breach by such Contributor under this Agreement (including a material breach of any representation or warranty of such Contributor), Contributors shall be entitled, by delivering written notice to Spieker, to extend the applicable Closing Date for a reasonable period of time (not to exceed thirty (30) days) in order to provide Contributors with an opportunity to cure such default or breach (or in the case of a breach of a representation or warranty, to cause such representation or warranty to be true and correct in all material respects prior to the applicable Closing Date as so extended); and provided further that if Contributors fail to cure such default or breach prior to or on the applicable Closing Date as so extended (or in the case of a material breach of a representation or warranty, fail to cause such representation or warranty to be true and correct in all material respects prior to or on the applicable Closing Date as so extended), then upon the consummation of the applicable Closing, Spieker shall not be deemed to have waived the same and shall retain any Claim against any Contributor that Spieker may have with respect thereto, but shall have no further termination or unwind right hereunder by reason thereof.

       SECTION 3.5 REQUIRED CONSENTS. Spieker and Contributors acknowledge that each party's respective obligations hereunder with respect to the Consent Properties are conditioned upon the receipt of those certain consents described on Schedule 3.5 hereto (the "Required Consents"). Promptly following the Effective Date, Contributors shall use their reasonable best efforts to obtain as soon as practically possible all Required Consents, and Spieker agrees to reasonably cooperate with such efforts by Contributors. In no event, however, shall the exercise of such reasonable best efforts require the expenditure of any funds, the forfeiture of any right, or the granting of any other concession by or on the part of any Contributor or TDC, except for such payments or fees as are expressly required under the applicable documents to which such consenting party and the applicable Contributor or TDC are parties or bound as conditions to the giving of the applicable Required Consent.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES;
                     SPIEKER'S EXAMINATION OF THE PROPERTIES

       SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS. Subject to the provisions of Sections 4.2, 4.3 and 4.4, each Contributor hereby makes the following representations and warranties as to itself and its own Properties (provided that with respect to the Property currently owned by BCIC, each Contributor that is a direct or indirect partner therein hereby makes the following representations and warranties as to (x) itself and (y) as to BCIC and such Property severally in proportion to their respective direct or indirect interests in BCIC as of the Effective Date):

            (a) Such Contributor has not (i) made a general assignment for the benefit of creditors that remains pending, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by such Contributor's creditors (which petition has not been resolved), (iii) suffered the appointment of a receiver to take possession of any of the Properties or all, or substantially all, of such Contributor's other assets, that remains pending, (iv) suffered the attachment or other judicial seizure of any of the Properties or all, or substantially all, of such Contributor's other assets, that remains pending, or (v) made an offer of settlement, extension or composition to its creditors generally (which offer is still outstanding).

            (b) Such Contributor is not a "foreign person" as defined in Section 1445 of the Code and any related regulations.

            (c) For each Contributor who is not an individual, such Contributor is duly organized and validly existing and in good standing under the laws of its state of formation. Such Contributor further represents and warrants that this Agreement and all documents executed by such Contributor that are to be delivered to Spieker at Closing (i) are, or at the time of Closing will be, duly authorized, executed and delivered by such Contributor, (ii) do not, and at the time of Closing will not, violate any provision of any agreement or judicial order to which such Contributor is a party or to which such Contributor or any Property owned by such Contributor is subject and (iii) constitute (or in the case of Closing documents will constitute) a valid and legally binding obligation of such Contributor, enforceable in accordance with its terms.

            (d) Such Contributor has full and complete power and authority to enter into this Agreement and, subject to obtaining any consents or waivers required to be obtained prior to Closing as set forth on Schedule 3.5 hereto, to perform its obligations hereunder.

            (e) The Due Diligence Materials contain true, correct, complete and accurate copies of all Existing Leases, the New York Life Loan Documents, Property operating statements and income and expense reports, the Partnership Agreements, the ground leases creating each Leasehold Estate (the "Contribution Ground Leases"), all material Contracts and all material environmental and structural reports in the possession or control of any Contributor. This representation shall not be deemed breached by virtue of any Leases or Contracts entered into after the Effective Date in accordance with Section 7.1.

            (f) Except as identified in the rent rolls attached hereto as
Schedule 4.1(f) (the "Rent Rolls")), to such Contributor's actual knowledge, (i) there are no leases, license agreements or occupying agreements (or any amendments or supplements thereto) encumbering, or in force with respect to, any Property (except for subleases and other occupancy agreements to which such Contributor is not a party, any New Leases entered into after the Effective Date in accordance with Section 7.1, and the Excluded Leases), and (ii) as of the Effective Date, such Contributor has not received written notice that remains pending or unresolved from any Tenant that such Contributor has not performed its material obligations under such Lease, and, to such Contributor's knowledge, all of the Leases are in full force and effect, without material default by any party thereto, except as set forth on Schedule 4.1(f). The Rent Rolls are true, correct, complete and accurate in all material respects.

            (g) The Contracts that are not terminable without cause or penalty within thirty (30) days, or that cannot be terminated in accordance with their terms prior to the applicable anticipated Closing Date, with respect to any Property owned by such Contributor (the "Non-Terminable Contracts") are as set forth in Schedule 4.1(g) hereto (the "Schedule of Contracts").

            (h) Such Contributor has not received any written notice of any currently pending or threatened condemnation of all or any portion of any Property, and, to such Contributor's knowledge, no such condemnation is pending or threatened.

            (i) Such Contributor has not received written notice of any litigation that is currently pending or threatened with respect to any Property owned by such Contributor except with respect to the litigation described in
Schedule 4.1(i) hereto, and, to such Contributor's knowledge, no such litigation is pending or threatened, except as set forth on said Schedule.

            (j) Except as set forth on Schedule 4.1(j) hereto, such Contributor has not received any written notice from any Governmental Authority that all or any portion of any Property is in material violation of any applicable building codes or any applicable environmental law (relating to clean-up or abatement), zoning law or land use law, or any other applicable local state or federal law or regulation relating to any Property, which material violation has not been cured or remedied prior to the Effective Date.

            (k) The applicable Contributors hold valid title to the Partnership Interests, free from all liens, claims and interests of third parties, except as created by the Partnership Agreements and the Bridge Pledge Agreement, and, except as set forth on Schedule 4.1(k) hereto, the Partnerships (except for Michelson Company Limited Partnership) shall have no liabilities, contingent or otherwise, as of the Closing Date.

            (l) To such Contributor's knowledge, no party is in material default under any of the New York Life Loan Documents or the Contribution Ground Leases, and the New York Life Loan Documents and Contribution Ground Leases are in full force and effect.

            (m) Exhibit N hereto is a true, correct and complete copy of the Michelson Purchase Agreement (including all exhibits, schedules and appendices thereto), which Agreement has not been amended, supplemented, restated or otherwise modified. The Michelson Purchase Agreement is presently in full force and effect and neither the applicable Contributor nor, to such Contributor's knowledge, the Michelson Seller is in default thereunder.

            If Spieker has actual knowledge on the Effective Date of a breach of or inaccuracy of any representation or warranty made under this Section 4.1, then no Contributor shall have any liability hereunder by reason of such breach or inaccuracy, and such representations and warranties shall be deemed modified for the purposes of this Agreement to reflect the facts or circumstances that constitute or give rise to such breach or inaccuracy. Each of the representations and warranties of each Contributor contained in this Section 4.1 is made as of the Effective Date. Such representations and warranties shall be remade by such Contributor as of the applicable Closing Date with respect to any Property to be contributed or leased by a Contributor on such date, modified as appropriate so as to disclose any material inaccuracies or exceptions to such representations or warranties that have arisen, to such Contributor's knowledge, during the period after the Effective Date and prior to such Closing Date, provided that such Contributor shall not be required to disclose any Permitted Changes and its remade representations and warranties shall be deemed subject to any and all applicable Permitted Changes. As used in this Agreement, "Permitted Changes" shall mean (A) any matters expressly permitted in this Agreement or otherwise specifically approved or agreed to in writing by Spieker, (B) any matter or action that this Agreement expressly contemplates will take place or occur prior to or concurrently with the applicable Closing, and (C) any fact or circumstance that would render inaccurate the representations and warranties set forth in Section 4.1(f) unless the existence of such fact or circumstance would constitute a failure of the condition precedent set forth in Section 3.1(i) above. Each Contributor will use its reasonable efforts to assure that the representations and warranties contained in this Section 4.1 can be remade as of the applicable Closing Date without any such modifications. The fact that the Contributors must remake their representations and warranties in accordance with the foregoing standards as of the applicable Closing Date shall not impair Spieker's rights and remedies hereunder with respect to the representations and warranties that were made by the Contributors under Section 4.1 as of the Effective Date. Notwithstanding anything contained in this Agreement to the contrary, in the event that in connection with the remaking of any representations and warranties pursuant to the foregoing the existence of litigation is disclosed by a Contributor, and such litigation could not reasonably be anticipated to have a material adverse effect on any Property, then the disclosure or existence of such litigation shall not cause such Contributor's representations and warranties hereunder to fail to remain true and correct in all material respects as of the applicable Closing Date for the purposes of Section 3.1(e) above.

       SECTION 4.2 EXTENDED DUE DILIGENCE ITEMS. The parties have agreed to extend the Due Diligence Period to the Extended Due Diligence Termination Date for those items listed on Schedule 4.2 hereto (the "Extended Due Diligence Items"). From the Effective Date to the Extended Due Diligence Termination Date, Spieker shall have the right to continue its independent due diligence investigation as contemplated by Section 4.6 solely with respect to the Extended Due Diligence Items. In the event that Spieker is not fully satisfied in its sole and absolute discretion with such investigation prior to the Extended Due Diligence Termination Date, Spieker will so notify the Contributors in writing and shall be entitled to terminate this Agreement therefor by delivering written notice to the Contributors prior to the Extended Due Diligence Termination Date. If Spieker elects to terminate this Agreement, the Deposit shall be returned to Spieker in accordance with Section 2.4(f), this Agreement shall terminate and no party shall have any further rights or obligations hereunder, except under the Termination Surviving Provisions. If Spieker does not so terminate this Agreement prior to the Extended Due Diligence Termination Date, Spieker shall be deemed to be fully satisfied with its investigation of the Extended Due Diligence Items.

       SECTION 4.3 ESTOPPELS. The representations and warranties of each Contributor made or remade pursuant to Section 4.1, or in any certificate delivered by such Contributor pursuant to Section 8.4, shall cease to survive the Closing to the extent specifically confirmed by an estoppel certificate delivered by a Tenant or any other applicable third party.

       SECTION 4.4 LIMITATION ON CLAIMS; SURVIVAL OF REPRESENTATIONS AND WARRANTIES

            (a) Notwithstanding anything to the contrary provided herein, the sole recourse of Spieker with respect to Contributors' representations, warranties and covenants to be performed prior to or concurrent with the applicable Closing set forth herein or in any Contributor estoppel certificate, any Deed, any Assignment of Partnership Interests and any representation and warranty "date-down" certificate, or made pursuant to this Agreement or any such document, shall be against the OP Units and Shares issued to the Contributors (and/or their designated recipients of such OP Units and/or Shares) hereunder and each such Contributor's (and/or each designated recipient's) right, title and interest as a partner in

Spieker, together with any and all Shares acquired upon conversion of such OP Units, and any proceeds obtained in connection with such OP Units or Shares (collectively, the "Collateral"), and, other than with respect to the Collateral, no Contributor shall have any personal liability with respect thereto. Any transfer of any Collateral shall be subject to such recourse, and at each Closing, each Contributor (and designated recipient) receiving OP Units or Shares shall execute a Security Agreement in the form attached hereto as Exhibit O and execute one or more UCC-1 financing statements evidencing such security interest; provided that upon the occurrence of the Expiration Date with respect to all obligations of a Contributor hereunder, Spieker shall execute and deliver a release of any and all such financing statements that relate to the OP Units or Shares of such Contributor or its designated recipients, in form reasonably satisfactory to such Contributor (and/or the designated recipients respecting such Contributor, as the case may be). Notwithstanding the foregoing, any such Contributor may elect to satisfy a claim against such Contributor hereunder in cash rather than OP Units. In addition, no Contributor shall have any liability whatsoever with respect to any Claims under any of the representations, warranties and covenants to be performed prior to or concurrent with the applicable Closing set forth in this Agreement or in any Contributor estoppel certificate, any Deed and any representation and warranty "date-down" certificate, or made pursuant to this Agreement or any such document, except to the extent (and only to the extent) that with respect to Claims for breach of such representations, warranties and covenants relating to a specific Property or Contributor, the amount of such Claims exceed fifty thousand dollars ($50,000) with respect to such single Property or Contributor; provided that the foregoing minimum threshold shall not apply to any covenants to pay any amounts due hereunder (including prorations and allocations of Lease expenses). Spieker shall not make or commence suit with respect to any Claim unless it in good faith believes the Claims would exceed the minimum threshold to recovery provided in this Section 4.4(a).

            (b) Except as otherwise specifically set forth in this Agreement, the representations, warranties and covenants to be performed prior to or concurrent with the applicable Closing of the Contributors set forth in this Agreement or in any Contributor estoppel certificate, any Deed and any representation and warranty "date-down" certificate shall survive only until that date which is eighteen months following the applicable Closing (an "Expiration Date"). Any Claim that Spieker may have at any time against a Contributor for a breach of any such representation, warranty or covenant, whether known or unknown, with respect to which Spieker has not commenced suit against the applicable Contributor or Contributors prior to the applicable Expiration Date shall not be valid or effective, and the party against whom such Claim is asserted shall have no liability with respect thereto. Notwithstanding the foregoing to the contrary, in the event Spieker commences suit with respect a Claim against a Contributor within the eighteen month period described above, then the term "Expiration Date" with respect to any covenant, indemnity, representation or warranty that is alleged to have been breached in a connection with such Claim shall mean the date that such suit is either (i) dismissed with prejudice, (ii) conclusively settled pursuant to a binding agreement between (or among, as the case may be) the litigants, and all amounts owing under such settlement shall have been paid, or (iii) resolved pursuant to a final judgment (and all rights to appeal shall have been exhausted or shall have lapsed), and all amounts owing under such judgment shall have been paid.

            (c) This Section 4.4 shall survive the Closing.

       SECTION 4.5 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SPIEKER AND THE REIT. To induce the Contributors to enter into this Agreement and undertake the transactions contemplated herein, Spieker and the REIT jointly and severally hereby make the following representations, warranties and covenants, upon each of which the Contributors are entitled to rely and have relied:

            (a) Spieker is a limited partnership duly organized and validly existing and in good standing under the laws of the State of California. The REIT is a corporation duly organized and validly existing under the laws of the State of Maryland. Spieker and the REIT further represent and warrant to the Contributors that this Agreement and all documents executed by them that are to be delivered to the Contributors at Closing (i) are, or at the time of Closing will be, duly authorized, executed and delivered by them, (ii) do not, and at the time of Closing will not, violate any provision of any agreement or judicial order to which they are a party or to which they or any property owned by them is subject and (iii) constitutes (or in the case of Closing documents will constitute) a valid and legally binding obligation of each of them, enforceable in accordance with its terms.

            (b) Neither Spieker nor the REIT has (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing, of any involuntary petition by their creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of their assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of their assets, (v) admitted in writing their inability to pay their debts as they come due, or (vi) made an offer of settlement, extension or composition to their creditors generally. As of the Closing Date, Spieker will have sufficient funds to satisfy the cash portion of the Adjusted Contribution Amount, fulfill its immediate payment obligations under the Spieker Ground Lease Agreements, and consummate the transactions contemplated by this Agreement.

            (c) Spieker and the REIT have full and complete power and authority to enter into this Agreement and to perform their obligations hereunder.

            (d) Spieker and the REIT (i) are sophisticated investors, (ii) are represented by competent counsel and (iii) understand the risks and liabilities associated with the transactions described in this Agreement.

            (e) No consents are required to be obtained from, and no filings are required to be made with, any Governmental Authority or third party in connection with the execution and delivery of this Agreement by Spieker or the REIT or the consummation by Spieker or the REIT of the transactions contemplated hereby (including the limited partners of Spieker or the shareholders of the REIT), other than such consents as shall be obtained, if at all, prior to the Due Diligence Termination Date.

            (f) Spieker has delivered to the Contributors true, correct and complete copies of the Spieker Partnership Agreement and the REIT's Articles of Incorporation (including all Articles Supplementary) and Bylaws (the "Organizational Documents"). The Organizational Documents are in full force and effect and the REIT is in material compliance with all of its material obligations under the Organizational Documents. The Organizational Documents represent the true, correct and complete copies of such agreements with respect to such matters, and have not been modified or amended except as set forth therein.

            (g) Subject to the terms and provisions of this Agreement, the OP Units may be redeemed for to Shares in accordance with the terms of the Conversion, Registration Rights and Lock-up Agreements. The OP Units when issued will be duly and validly issued partnership units in Spieker. Any Shares which may be issued in redemption of OP Units ("Redemption Shares") will, when issued be duly and validly issued, fully paid, non-assessable and shall not be subject to any preemptive or similar rights.

            (h) Spieker agrees to cause each Person receiving OP Units hereunder to be admitted as a limited partner of Spieker simultaneously with the applicable Closing. The REIT shall at all times take all such action as may be required to authorize and reserve for issuance all of the Redemption Shares that are to be issued to a holder of OP Units hereunder upon conversion of OP Units into Shares, and shall take all such action as may be required to issue and deliver the Redemption Shares to Spieker at such times or in such manner as may reasonably be required in order for Spieker to deliver the Redemption Shares to a Contributor, and its permitted transferees, as provided in the Conversion, Registration Rights and Lock-up Agreements.

            (i) The REIT has complied in all material respects with all disclosure and reporting requirements under the federal securities laws, including filing all reports, schedules, forms, statements and other documents required to be filed by the REIT with the SEC pursuant to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended, except to the extent that such non-compliance could not reasonably be anticipated to have any material adverse effect on the price of a Share.

            (j) From its inception through the applicable Closing Date, the REIT has been properly taxed as a real estate investment trust and no act or event has occurred that could reasonably be expected to cause its tax classification as a real estate investment trust to be revoked.

            (k) Spieker will treat the transactions contemplated in the Concurrent Transactions Exhibit as contributions under Section 721 of the Code in which no gain or loss has been recognized in all of its tax returns and filings (except for any individual who has received cash or Shares only), provided that in no event shall Spieker or the REIT have any liability if such contributions do not in fact qualify as contributions under such Section.

            Each of the representations and warranties of Spieker and the REIT contained in this Section (i) is made on the Effective Date; (ii) shall be deemed remade by Spieker and the REIT, as applicable and appropriate, and shall be true in all material respects, as of the applicable Closing Date (provided that Spieker shall update the representation contained in Section 4.5(f) as of the applicable Closing Date by delivering to the Contributors true, correct and complete copies of any modifications to the Organizational Documents, and no consent shall be required with respect to such modification, unless consent would have been required had the Contributors been partners under the Spieker Partnership Agreement), and (iii) shall survive the applicable Closing until the applicable Expiration Date, except for Section 4.5(g), (h), (j) and (k), all of which shall survive indefinitely.

       SECTION 4.6 SPIEKER'S INDEPENDENT INVESTIGATION

            (a) Spieker acknowledges and agrees that it is being given the full opportunity during the Due Diligence Period to inspect and investigate each and every aspect of each Property and the transactions contemplated by this Agreement, either independently or through agents, representatives or experts of Spieker's choosing, as Spieker considers necessary or appropriate.

            (b) Spieker acknowledges and agrees that, except as expressly provided in or contemplated by the terms of this Agreement: (i) it is acquiring the Properties based on its independent investigation and subject to all information disclosed in the Due Diligence Materials (and also in reliance on Contributors' representations and warranties contained herein), and (ii) shall have no right after the Due Diligence Termination Date to terminate this Agreement based on any further investigations of the Properties or the Due Diligence Materials. The foregoing shall not limit or impair any other rights or remedies available to Spieker to the extent expressly set forth in this Agreement. Notwithstanding anything to the contrary contained in this Agreement, for the purposes of Sections 3.4 and 4.1 above, Spieker shall be deemed to have actual knowledge of any information, facts or circumstances disclosed in the Due Diligence Materials delivered to Spieker as set forth on Schedule 4.6(b) hereto.

            (c) SPIEKER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4.1, SPIEKER IS NOT RELYING ON ANY DUTY TO DISCLOSE OR ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, FROM OR BY ANY CONTRIBUTOR, OR ANY PARTNER, OFFICER, EMPLOYEE, ATTORNEY, AGENT OR BROKER OF ANY CONTRIBUTOR, AS TO ANY MATTER, CONCERNING ANY PROPERTY, OR SET FORTH, CONTAINED OR ADDRESSED IN THE DUE DILIGENCE MATERIALS (INCLUDING WITHOUT LIMITATIONS, THE COMPLETENESS THEREOF), INCLUDING WITHOUT LIMITATION: (i) the quality, nature, habitability, merchantability, use, operation, value, marketability, adequacy or physical condition of any Property or any aspect or portion thereof, including structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, soils, geology and groundwater, (ii) the dimensions or lot size of any Property or the square footage of the Fee Parcel Improvements, Ground Lease Parcel Improvements or Leasehold Improvements thereon or of any tenant space therein, (iii) the development or income potential, or rights of or relating to, any Property, or any Property's use, habitability, merchantability, or fitness, or the suitability, value or adequacy of such Property for any particular purpose, (iv) the zoning or other legal status of any Property or any other public or private restrictions on the use of such Property, (v) the compliance of any Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any Governmental Authority or of any other person or entity (including without limitation, the Americans with Disabilities Act), (vi) the ability of Spieker to obtain any necessary governmental approvals, licenses or permits for Spieker's intended use or development of any Property, (vii) the presence or absence of Hazardous Materials on, in, under, above or about any Property or any adjoining or neighboring property, (viii) the quality of any labor and materials used in any Fee Parcel Improvements, Ground Lease Parcel Improvements or Leasehold Fee Parcel Improvements, (ix) the condition of title to any Property, (x) the Leases, Contracts or any other agreements affecting any Property or the intentions of any party with respect to the negotiation and/or execution of any lease or contract with respect to any Property, (xi) any Contributor's ownership of any Property or any portion thereof or (xii) the economics of, or the income and expenses, revenue or expense projections or other financial matters, relating to, the operation of any Property. Without limiting the generality of the foregoing, Spieker expressly acknowledges and agrees that Spieker is not relying on any representation or warranty of any Contributor, nor any partner, officer, employee, attorney, agent or broker of any Contributor, whether implied, presumed or expressly provided at law or otherwise, arising by virtue of any statute, common law or other legally binding right or remedy in favor of Spieker, except as expressly set forth herein. This Section 4.6(c) shall survive the Closing, or, if the Closing does not occur, beyond the termination of this Agreement.

       SECTION 4.7 ENTRY AND INDEMNITY; LIMITS ON GOVERNMENT CONTACTS

            (a) In connection with any entry by Spieker or any of its agents, employees or contractors (collectively, the "Spieker Parties" and each a "Spieker Party") onto a Real Property, Spieker shall give the applicable Contributor reasonable advance notice of such entry and shall conduct such entry and any inspections in connection therewith so as to minimize, to the greatest extent possible, interference with such Contributor's business and the business of the Tenants and otherwise in a manner reasonably acceptable to such Contributor. Without limiting the foregoing, prior to any entry to perform any necessary on-site testing, Spieker shall give the applicable Contributor written notice thereof, including the identity of the company or persons who will perform such testing and the proposed scope of the testing and the party performing the testing. Such Contributor shall approve or disapprove any proposed testing and the party performing the same within three (3) Business Days after receipt of such notice. If a Spieker Party takes any sample from a Real Property in connection with any such approved testing, Spieker shall provide to the applicable Contributor, at such Contributor's additional expense, a portion of such sample being tested to allow such Contributor, if it so chooses, to perform its own testing. The applicable Contributor or its representative may be present to observe any testing, or other inspection performed on any Property. Spieker shall promptly deliver to the applicable Contributor copies of any reports relating to any testing or other inspection of any Property performed by or on behalf of any Spieker Party. Spieker shall maintain, and shall ensure that its contractors maintain, public liability and property damage insurance insuring the Spieker Parties against any liability arising out of any entry or inspections of any Property pursuant to the provisions hereof. Such insurance maintained by Spieker shall be in the amount of ten million dollars ($10,000,000) combined single limit for injury to or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence. The policy maintained by Spieker shall insure the contractual liability of Spieker covering the indemnities herein and shall (i) name such Contributor and TDC as additional insureds, (ii) contain a cross-liability provision, and (iii) contain a provision that "the insurance provided by Spieker hereunder shall be primary and noncontributing with any other insurance available to [such Contributor]." Spieker shall provide such Contributor with evidence of such insurance coverage prior to any entry or inspection of any Property. Spieker shall indemnify, defend, and hold the Contributor Parties harmless from and against any Claims of personal injury or property damage to the extent arising out of or resulting from any entry on any Property by any Spieker Party, in the course of performing any inspections, testings or inquiries, provided that in no event shall Spieker be obligated to indemnify the Contributor Parties or any other person with respect to any environmental or physical condition that is discovered on or about a Property by a Spieker Party and not caused by a Spieker Party. The foregoing indemnity shall survive the Closing, or, if the Closing does not occur, beyond the termination of this Agreement.

            (b) Notwithstanding any provision in this Agreement to the contrary, neither Spieker nor any other Spieker Party shall contact any Governmental Authority regarding Spieker's discovery of any Hazardous Materials on or any environmental conditions at any Real Property without the applicable Contributor's prior written consent thereto. In addition, if the applicable Contributor's consent is obtained by Spieker, such Contributor shall be entitled to receive at least five (5) Business Days prior written notice of the intended contact and to have a representative present when Spieker has any such contact with any governmental official or representative.

       SECTION 4.8 RELEASE. Spieker, for itself and any successors or assigns of Spieker, waives its right to recover from and forever releases and discharges, and covenants not to sue, the Contributors, the Contributors' Affiliates, TDC and its Affiliates, the partners, trustees, shareholders, members, controlling persons, directors, officers, attorneys, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (each such Contributor and each such other Person being referred to herein as a "Contributor Party") with respect to any and all Claims, whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with any Property, including the physical, environmental and structural condition of the Property or any law or regulation applicable thereto; provided, however, Spieker does not waive its rights, if any, to recover from, and does not release or discharge or covenant not to sue any Contributor Party for (i) any breach of such Contributor Party's representations or warranties set forth in this Agreement or any document delivered pursuant to this Agreement, subject to the limitations and conditions provided for in this Agreement, (ii) any breach of such Contributor Party's obligations set forth in this Agreement or any document delivered pursuant to this Agreement, (iii) third party Claims covered by such Contributor Party's policies of insurance, (iv) litigation actually commenced against any Contributor Party by one or more third parties prior to the applicable Closing, and (v) subject to the limitations and conditions provided for in this Agreement, any third party Claim (including any third party Claim relating to the use, presence, discharge, release or existence of Hazardous Materials on, under, in, above or about any Real Property), excluding, however,
(A) any third party Claim with respect to the use, presence, discharge, release or existence of Hazardous Materials on, under, in, above or about the Santa Monica Business Park Property (i.e., the Properties currently owned by Santa Monica Associates and by Barclay-Curci Investment Company) to the extent such Claim is a Claim the satisfaction of which McDonnell-Douglas Corporation is or becomes responsible under the McDonnell-Douglas Indemnity Agreement, if ever (and Spieker hereby agrees solely for the benefit of the Contributor Parties that it will pursue any such Claim against McDonnell-Douglas Corporation only under and in accordance with the McDonnell-Douglas Indemnity Agreement), and (B) any other third party Claim with respect to the use, presence, discharge, release or existence of Hazardous Materials on, under, in, above or about any Property to the extent the Claim does not arise out of actions taken by, or the willful misconduct or negligence of, the applicable Contributor that owned such Property, or any of its Affiliates agents, contractors, employees or representatives, or by tenants, subtenants, licensees, or concessionaires of such Contributor or Affiliate at such Property, during the period the applicable Contributor or its Affiliates owned such Property. In connection with this
Section 4.8, but only to the extent expressly provided in this Section 4.8, Spieker expressly waives the benefits of Section 1542 of the California Civil Code (or any similar provision or principle of law which may apply in any Arizona) which provides as follows:

           "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR."


                                    ARTICLE V

                                      TITLE

       SECTION 5.1 CONVEVANCE OF TITLE. At the Closing, the Contributors shall (or in the case of BCIC, the applicable Contributors shall cause BCIC to) deliver to Spieker (a) a grant deed (or special warranty deed in Arizona) for each Fee Property, Leasehold Improvements and Ground Lease Parcel Improvements in the form of Exhibit P for the applicable jurisdiction (each, a "Deed") and
(b) an assignment and assumption for each Leasehold Estate in the form required by the ground lessor thereunder and mutually satisfactory to

Spieker and the applicable Contributors (each, an "Assignment of Contribution Ground Lease"), each subject to no exceptions other than the Permitted Exceptions. In addition, at the applicable Closing, the applicable Contributors shall (i) convey the Partnership Interests to Spieker free and clear of any defects, liens, encumbrances or claims of any kind, except as created by the applicable partnership agreement, and subject to any Permitted Exceptions (or approved title exceptions, in the case of the Michelson Property) to which the applicable Partnership's property is subject, by an assignment in the form of Exhibit R (the "Assignment of Partnership Interest"), and (ii) convey the Michelson Purchase Agreement Rights to Spieker pursuant to the Michelson Assignment Agreement.

       SECTION 5.2 REVIEW OF TITLE. Spieker has delivered written notice (the "Objection Notice") to the Contributors prior to the date hereof that certain of the exceptions to title disclosed by the title commitments, preliminary title reports and surveys delivered to Spieker as part of the Due Diligence Materials or otherwise obtained by Spieker in connection with its due diligence hereunder prior to such date are objectionable to Spieker ("Objections"). Attached hereto as Schedule 5.2(a) are Schedules B to the Proforma policies of title insurance for the Properties which show all exceptions to title that have been approved by Spieker as of the date hereof (and all such exceptions shall constitute "Permitted Exceptions," as hereinafter defined). Schedule 5.2(b) hereto sets forth certain Objections that the applicable Contributors shall use their reasonable efforts to cause the Title Company to delete as a title exception or to insure over to Spieker's satisfaction (if the same is an exception to title), or to otherwise resolve in the manner prescribed by Schedule 5.2(b), before the applicable Closing Date. If, after using such reasonable efforts, the applicable Contributors are unable, with respect to any of the Objections set forth in Part I of Schedule 5.2(b), to cause such Objection to be deleted, insured over, or otherwise resolved as aforesaid, then the same shall constitute Permitted Exceptions hereunder (if the same were title exceptions) and Spieker shall accept title to the applicable Property subject thereto, and the Contributors' failure to otherwise resolve such Objections shall be deemed, waived by Spieker and Spieker shall proceed with the contribution or leasing of the applicable Property notwithstanding the same. If, after using such reasonable efforts, the applicable Contributors are unable, with respect to any of the Objections set forth in Part II of Schedule 5.2(b), to cause such Objection to be deleted, insured over, or otherwise, resolved as aforesaid, then the applicable Contributors shall provide written notice to Spieker thereof. If Contributors give Spieker such notice, Spieker shall have two (2) Business Days to elect to proceed with the contribution or leasing of the applicable Property or terminate this Agreement in its entirety, in the event none of the Closings have occurred, or solely with respect to all contemporaneous and future Closings in the event the First Closing has occurred. If Spieker fails to give Contributors written notice of its election within said two (2) Business Days, Spieker shall be deemed to have elected to waive such Objections and to proceed with the contribution or leasing of the applicable Property. In the event that Spieker terminates this Agreement pursuant to this paragraph, the Deposit (to the extent it has not been theretofore released in accordance with this Agreement) shall be immediately returned to Spieker, and the parties hereto shall have no further liability under this Agreement, except under the Termination Surviving Provisions. If Spieker elects or is deemed to have elected to proceed with the contribution or leasing of the applicable Property, then all such Objections that Spieker waives or is deemed to have waived shall be Permitted Exceptions hereunder, and Spieker shall accept title to the applicable Property subject to all such Permitted Exceptions. In the event the Title Company issues any supplement ("Supplement") to the title commitments or preliminary title reports provided by Contributors during the term of this Agreement and prior to the applicable Closing Date for the Property or Properties in question, Spieker shall have until three (3) Business Days following delivery of such Supplement to Spieker to deliver an Objection Notice to Contributors setting forth any Objections to any exceptions contained in such Supplement and not disclosed in the original title commitments or preliminary title reports for the applicable Property or Properties; provided, however, that Spieker shall not have the right to deliver an Objection Notice as to matters first disclosed by a Supplement if such matter (i) is apparent on a survey obtained by Spieker prior to the Effective Date and Spieker nonetheless delivers the Deposit or (ii) does not adversely affect the use, operation, development, marketability or financeability of any Property in anything other than an immaterial respect. Thereafter, Contributors shall have five (5) days after receipt of such Objection Notice to give Spieker: (x) written notice that Contributors shall attempt to remove all Objections from title on or before the applicable Closing Date; or (y) written notice that Contributors elect not to attempt to cause the Objections to be removed. If Contributors give Spieker notice under clause (y), Spieker shall have two (2) Business Days to elect to proceed with the purchase or terminate this Agreement. If Spieker shall fail to give Contributors written notice of its election within said two (2) Business Days, Spieker shall be deemed to have elected to waive such Objections. If Contributors give notice under clause (x) above and fail to remove all the Objections prior to the Closing Date and Spieker is unwilling to accept title subject to such Objections in its sole and absolute discretion, Spieker shall have the right to terminate this Agreement. In the event that Spieker terminates this Agreement pursuant to this paragraph, the Deposit shall be immediately returned to Spieker, and the parties hereto shall have no further liability under this Agreement, except under the Termination Surviving Provisions. If Spieker elects or is deemed to have elected to proceed with the contribution or leasing of the applicable Property, then all such Objections that Spieker waives or is deemed to have waived shall be Permitted Exceptions hereunder, and Spieker shall accept title to the applicable Property subject to all such Permitted Exceptions. As used herein, "Permitted Exceptions" shall mean those exceptions to title approved or deemed approved by Spieker hereunder.


                                   ARTICLE VI

                                     BROKERS

       SECTION 6.1 BROKERS. Contributors and Spieker represent and warrant to each other that no broker or finder (other than MS, whose fees shall be reimbursed by Spieker pursuant to Section 2.4(b), and TDC, whose costs and expenses shall be reimbursed by the Contributors) was instrumental in arranging or bringing about this transaction and that there are no claims or rights for brokerage commissions or finders' fees in connection with the transactions contemplated hereby by any person or entity other than MS and TDC. If any other person brings a claim for a commission or finder's fee based upon any contact, dealings or communication with Spieker, TDC or any Contributor, then the party through whom such person makes its claim shall defend the other party (the "Indemnified Party") from such claim, and shall indemnify the Indemnified Party and hold the Indemnified Party harmless from any and all costs, damages, claims, liabilities or expenses (including reasonable attorneys' fees and disbursements) incurred by the Indemnified Party in defending against the claim. The provisions of this Section 6.1 shall survive the Closing or, if the Closing does not occur, any termination of this Agreement.


                                   ARTICLE VII

                       INTERIM OPERATION OF THE PROPERTIES

       SECTION 7.1 INTERIM OPERATION OF THE PROPERTIES

            (a) Except as otherwise contemplated or permitted by this Agreement or approved by Spieker in writing, from the Effective Date to the applicable Closing Date, each Contributor agrees that it will (and, with respect to BCIC, the applicable Contributors will cause BCIC to) operate, maintain, repair and lease the Property owned by it in a prudent manner, in the ordinary course, on an arm's-length basis and consistent with such Contributor's past practices and will not dispose of or encumber any Property, except for dispositions of immaterial quantities of obsolete or worn out personal property that are replaced in the ordinary course of business or as otherwise permitted by this
Section 7.1 or Section 7.3. Without limiting the foregoing, the Contributors shall, in the ordinary course, negotiate with prospective Tenants and enter into New Leases on terms that the Contributors believe, in their good faith business judgment to be market terms, enforce Leases in all material respects, perform in all material respects all material landlord obligations under the Leases, all material ground lessee obligations under the Contribution Ground Leases, and all material obligations under the New York Life Loan Documents, and pay all costs and expenses of the Properties prior to delinquency or penalty, including debt service and Real Estate Taxes.

            (b) Contributors shall not, after the Effective Date, enter into any New Lease or Contracts, or any amendments thereof, or consent to any Tenant's entering into any sublease, assignment or agreement pertaining to any Property or any portion thereof (where the consent of Contributors is required thereunder), terminate, amend, extend, renew, modify or accept the surrender of any Lease or waive any material rights of Contributors under any Contract or Lease, without in each case obtaining Spieker's prior written consent thereto, which consent Spieker may withhold only in its good faith discretion, and which shall be deemed given if Spieker does not disapprove the same within three (3) Business Days of a Contributor's written request therefor. Notwithstanding the foregoing, Contributors shall be entitled, without the consent of Spieker, (i) to enter into, amend or otherwise deal with Excluded Leases and Contracts that are not Assumed Contracts and any other Contracts in the ordinary course of business that shall not be binding on Spieker after the applicable Closing Date, and (ii) to enter into, amend or otherwise deal with Contracts that are terminable on not more than thirty (30) days' prior notice, and that involve payment of less than five thousand dollars ($5,000). Contributors shall deliver to Spieker, together with any request for approval of a New Lease or Lease amendment a copy of the proposed Lease or amendment and, if reasonably requested by Spieker in writing with respect to a Tenant under a proposed New Lease, a description of the proposed Tenant and its proposed use of the premises and whatever financial information on the proposed Tenant Contributors have received, as well as any additional information reasonably requested by Spieker in writing (including if applicable, an environmental questionnaire).

            (c) At least three (3) Business Days prior to becoming legally bound with respect to any matter requiring the approval of Spieker under Section 7.1(b) above, the applicable Contributor shall consult with and seek the consent of Spieker, and shall provide reasonable detail to Spieker (including copies of the relevant documentation and financial information on the proposed Tenant under a New Lease, if available and applicable), with respect thereto. Any consent to be given by Spieker pursuant to this Section 7.1(c) shall be deemed granted if Spieker does not respond in writing to Contributors' request for consent within three (3) Business Days. Notwithstanding anything to the contrary provided herein, the parties hereto agree that they shall cooperate in good faith with respect to the marketing and negotiation of Leases at the Spec Building.

            (d) Except for New Leases or other agreements entered into in accordance with this Section 7.1, no Contributor shall enter into any agreement to create a lien or encumbrance on any Property without Spieker's prior written consent (which consent shall not be unreasonably withheld or delayed with respect to any utility or similar easement necessary for the operation of a Property, and which shall be deemed granted if Spieker does not respond in writing to a Contributor's request for consent within three (3) Business Days).

            (e) Prior to the Closing Date or the earlier termination of this Agreement, no Contributor shall sell any Property or portion thereof or any interest therein, except as expressly permitted or contemplated by this Agreement.

            (f) Prior to Closing, the Contributors shall (with reasonable promptness) provide Spieker with copies of all Contracts entered into by a Contributor affecting any Property (whether or not Spieker's consent is required thereto) and all operating statements, rent rolls, receivable aging reports, leasing reports and other periodic reports prepared by or delivered to such Contributors or their agents after the Effective Date.

            (g) Prior to the Closing Date, the Contributors shall not enter into any amendment, modification or termination of the Partnership Agreements, any Contribution Ground Lease or the New York Life Loan Documents without Spieker's prior written consent (which consent shall not be unreasonably withheld or delayed so long as such amendment or modification will not alter Spieker's obligations thereunder in any material respect), except as expressly contemplated by this Agreement. Spieker's consent to any such matter shall be deemed given if Spieker does not disapprove the same within three (3) Business Days of a Contributor's written request therefor.

           SECTION 7.2 TENANT IMPROVEMENT COSTS, LEASING COMMISSIONS AND FREE RENT. Except as set forth on Schedule 7.2, if the Closing occurs, Spieker shall be responsible and shall pay for the costs of tenant improvement work or allowances, third-party leasing commissions and other leasing costs (collectively, "Leasing Costs") relating to or arising from (i) those Leases or modifications of Leases entered into on or after the Lease Cost Shift Date (as defined below) and (ii) the exercise by a Tenant of a renewal, expansion or extension option contained in any Lease, which renewal or extension period commences, or which expansion space such Tenant first has the right to occupy, on or after the Lease Cost Shift Date (notwithstanding that such Tenant may have exercised such option prior to the Lease Cost Shift Date), and any amounts paid by the Contributors in respect of such Leasing Costs shall result in an upward adjustment to the Adjusted Contribution Amount at Closing equal to the amounts so paid. As used herein, the term "Lease Cost Shift Date" shall mean with respect to the First Closing Properties, the date thirty (30) days prior to the First Closing. Except as set forth on Schedule 7.2, the Contributors shall be responsible and shall pay for all other Leasing Costs, and any such other Leasing Costs otherwise remaining unpaid by the Contributors shall result in a downward adjustment to the Adjusted Contribution Amount at Closing. In no event shall Spieker be responsible for the payment of any tenant improvement work, tenant allowances, leasing commissions or other tenant inducements or leasing costs on account of any obligations incurred by the Contributors with respect to the Second Closing Properties (other than the Spec Building), unless Spieker and the applicable Contributor or Contributors agree otherwise in writing. Free rent periods provided for in Leases entered into by a Contributor that occur, in whole or in part, after the Closing Date shall be for the account of, and borne by, the Contributors (and shall be an adjustment to the Adjusted Contribution Amount at Closing). The provisions of this Section 7.2 shall survive the applicable Closing.

       SECTION 7.3 CONTRIBUTORS' INSURANCE. Between the Effective Date and the Closing Date, the applicable Contributor shall continue to maintain its existing insurance coverage.

       SECTION 7.4 CAPITAL IMPROVEMENTS. Notwithstanding anything to the contrary provided herein, the applicable Contributors agree to undertake and complete as soon as reasonably possible, and at their sole cost and expense, those certain items described on Schedule 7.4 hereto (the "Capital Improvement Items"). Each of the Capital Improvement Items shall be completed in a good and workmanlike manner using new materials and shall be undertaken in accordance with a reasonably detailed description thereof approved by Spieker and with all applicable legal requirements. The applicable Contributors shall indemnify, defend and hold Spieker harmless from and against any and all Claims of mechanics or materialmen providing services or materials with respect to the Capital Improvement Items. Except as expressly set forth in or contemplated by this Agreement, the Contributors shall have no obligation to make any repairs or improvements to the Properties. The obligations of the applicable Contributors under this Section 7.4 shall survive the applicable Closings.

       SECTION 7.5 SECOND CLOSING PROPERTIES. Notwithstanding anything to the contrary contained herein, the applicable Contributors agree to diligently prosecute the completion as soon as reasonably possible, but in no event later than June 30, 1998 (subject to customary force majeure events), at their sole cost and expense, of the development and construction of (i) the Spec Building, and (ii) the expansion of the existing building commonly known as the Delta Dental Building to add approximately 30,000 rentable square feet to the existing rentable square footage of approximately 50,000 (the "Delta Dental Expansion") (the Spec Building and Delta Dental Expansion and any and all improvements to be constructed related thereto shall sometimes hereinafter by collectively referred to as the "Second Closing Development Projects"). The applicable Contributors shall use all reasonable efforts to cause the construction and completion of each of the Second Closing Development Projects substantially in accordance with the Final Plans (as defined in Schedule 7.5 hereto), as such Final Plans may be modified from time to time in accordance with Schedule 7.5, in a good and workmanlike manner, using only new materials, free from design, material and workmanship defects, and in compliance with all legal requirements and the provisions of Schedule 7.5 hereto.

       SECTION 7.6 TENANT NOTICES. At the Closing, each Contributor shall furnish Spieker with a signed notice to be given to each Tenant. Such notice shall disclose that the applicable Property has been contributed or leased to Spieker and that, after the Closing, all rents should be paid to Spieker.

       SECTION 7.7 RISK OF LOSS AND INSURANCE PROCEEDS. Spieker shall be bound to accept contribution of the Contribution Properties for the full Adjusted Contribution Amount as required by the terms hereof and to lease or accept the assignment of the lease of the Ground Lease Parcels under the terms of the Spieker Ground Lease Agreements, without regard to the occurrence or effect of any damage to the related Real Properties or destruction of any improvements thereon or condemnation of any portion of any Property, provided that upon the Closing, there shall be a credit against the Adjusted Contribution Amount due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by the applicable Contributor as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible or any uninsured amount or retention, less any sums reasonably expended by such Contributor prior to the Closing for the restoration or repair of any Property or in collecting such insurance proceeds or condemnation award. The Contributors have provided Spieker with a certificate of insurance for the Contributors' casualty insurance policy(ies) so that Spieker can confirm its satisfaction with such policy(ies). The Contributors agree that they will maintain such policy(ies) in full force and effect until the applicable Closing. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Spieker, except to the extent needed to reimburse the applicable Contributor for sums it reasonably expended prior to the Closing for the restoration or repair of such Property or in collecting such insurance proceeds or condemnation awards. Notwithstanding the foregoing, (i) the Contributors shall not settle, compromise or otherwise stipulate any condemnation award whatsoever, or any award or recovery in connection with any damage or destruction in each case if such damage or destruction impairs the value of a Property by at least one hundred thousand dollars ($100,000), without the prior written approval of Spieker, which approval shall not be unreasonably withheld, (ii) Spieker shall have the right to participate in any such settlement or other proceedings, and (iii) if the amount of the damage, destruction or condemnation as described in this Section 7.7 constitutes a Material Event (as defined below), then Spieker may, at its option to be exercised within ten (10) Business Days of Contributors' written notice of the occurrence of the damage, destruction or condemnation, either terminate this Agreement or consummate the contribution and leasing of the Properties for the full Adjusted Contribution Amount as required by the terms hereof. If Spieker elects to terminate this Agreement, then the Deposit shall be immediately returned to Spieker and neither party shall have any further rights or obligations hereunder except under the Termination Surviving Provisions. If Spieker elects to proceed with the transaction, then upon the applicable Closing, Spieker shall be entitled to a credit against the Adjusted Contribution Amount and shall receive an assignment of any uncollected proceeds or awards, all as set forth in this Section 7.7 above. Further, without limitation of the foregoing, with respect to the environmental condition at the Santa Monica Business Park that the Contributors have disclosed to Spieker, the Contributors will assign to Spieker upon the Closing of such Property any insurance proceeds recovered (or uncollected proceeds recoverable) by the Contributors in connection with such matter under the Contributors' environmental insurance policy (that have not previously been applied by the Contributors to remediate such condition). The provisions of this
Section 7.7 shall survive the Closing. As used herein, the term "Material Event" shall mean (i) any damage or destruction where the cost of repair is greater than the lesser of five percent (5%) of the allocated Adjusted Contribution Amount for that Property or two million dollars ($2,000,000) (as determined by a reputable contractor selected by Contributors and reasonably approved by Spieker), (ii) any damage or destruction that cannot be substantially repaired within 180 days (as determined by a reputable contractor selected by Contributors and reasonably approved by Spieker), (iii) any damage, destruction or condemnation that results in any Tenant or Tenants renting more than the Rentable Area Floor in the Property terminating its or their Leases, other than Excluded Leases or Leases that will or may terminate prior to the applicable Closing Date (provided that in each case the balance of the Tenant's rental obligations under the lease is not covered by rental interruption insurance),
(iv) any condemnation, where the value of the land taken is greater than the lesser of five percent (5%) of the allocated Adjusted Contribution Amount for that Property or two million dollars ($2,000,000) (as determined by a reputable appraiser selected by Contributors and reasonably approved by Spieker), or (v) any condemnation of the Property that materially adversely impacts the use, operation or further development potential of such Property.

       SECTION 7.8 NOTIFICATIONS. Between the Effective Date and the Closing, each Contributor shall promptly notify Spieker of any condemnation, environmental, zoning or other land-use regulation proceedings relating to any of the Properties of which such Contributor obtains knowledge, any notices of violations of any legal requirements relating to any of the Properties received by such Contributor, any litigation to which such Contributor is a party and of which such Contributor obtains knowledge that arises out of the ownership of any of the Properties unless fully covered by insurance (subject to customary deductibles).

       SECTION 7.9 ASSUMED CONTRACTS. Prior to the Extended Due Diligence Termination Date, Spieker shall advise Contributors in writing which of the Contracts Spieker desires to assume at Closing (the "Assumed Contracts"), and Contributors shall terminate prior to or effective as of the applicable Closing, at no cost or expense to Spieker, any and all Contracts that are not Assumed Contracts, provided that in no event shall Contributors be obligated to terminate any Contract unless (i) such Contract is terminable by Contributors without the payment of any fee or penalty, (ii) such Contract provides for termination upon no more than thirty
(30) days' prior written notice, and (iii) such thirty (30) day period will expire prior to the applicable Closing Date. In any event, Spieker shall be required to assume all Non-Terminable Contracts on the applicable Closing Date, and the same shall constitute Assumed Contracts hereunder. Under all circumstances, Contributors shall cause to be terminated as of the applicable Closing all property management agreements with respect to the Property and all Contracts where the provider, supplier or contractor is an Affiliate of any Contributor or any partner of any Contributor.

       SECTION 7.10 MICHELSON PURCHASE AGREEMENT

            (a) From the Effective Date to the First Closing Date, the applicable Contributor shall fully and faithfully perform and discharge, as and when performance and discharge are due, all of its material obligations under the Michelson Purchase Agreement, and shall take all actions as may be reasonably necessary to avoid any material default by such Contributor under the Michelson Purchase Agreement, subject to the provisions of Sections 7.10(b) and
(c) below and shall coordinate with Spieker to effectuate the Closing thereunder.

            (b) From the Effective Date to the First Closing Date, the applicable Contributor shall not amend, modify, supplement or terminate the Michelson Purchase Agreement, exercise any rights or remedies under the Michelson Purchase Agreement, waive any of its rights under the Michelson Purchase Agreement or give any consents or approvals called for or arising out of the Michelson Purchase Agreement without first obtaining the prior written approval of Spieker, which approval shall not be unreasonably withheld, conditioned or delayed provided that such action shall not have any material adverse effect with respect to the value of Michelson Property or the use or operation of the Michelson Property by Spieker after Closing. The obligation to seek the consent of Spieker with regard to any rights or remedies under the Michelson Purchase Agreement, shall include, without limitation, (i) approving and/or waiving all closing conditions and contingencies set forth in the Michelson Purchase Agreement, and (ii) exercising any approval rights granted to such Contributor in the Michelson Purchase Agreement with respect to new leases, contracts, operational matters relating to the applicable Property or any other matters. In exercising such rights and entitlements such Contributor shall promptly notify Spieker of any approval or waiver needed or requested from such Contributor or needed or requested from Spieker hereunder and the time period within which such approval is needed; provided that Spieker shall not be obligated to respond to any such request in less than three (3) Business Days unless failure to respond sooner would materially and adversely impact such Contributor's rights or remedies under the Michelson Purchase Agreement or result in the imposition of liability on such Contributor thereunder (in which event, Spieker shall respond in a timely manner so as to avoid such impact or the imposition of such liability). Together with notifying Spieker of any such approval or waiver needed or requested under the Michelson Purchase Agreement, such Contributor shall provide to Spieker all information in such Contributor's possession relating to the subject matter of such consent or waiver that is specifically requested by Spieker in writing, and such Contributor shall otherwise consult with Spieker in good faith with respect to the merits or need for such approval or waiver. Spieker shall notify the applicable Contributor in writing of its decisions as soon as reasonably possible, and in all events at least two (2) Business Days prior to the time that the applicable Contributor is required to exercise such right or such consent or approval under the Michelson Purchase Agreement, subject to the three
(3) Business Day minimum response period referenced above (as modified above). Such Contributor shall, promptly following its receipt thereof, transmit to Spieker all material notices, demands and requests such Contributor receives from the Michelson Seller or its agents. Such Contributor shall use all reasonable efforts to at all times keep Spieker informed on a current basis of the status of the transactions contemplated by the Michelson Purchase Agreement.

            (c) In the event that the Michelson Seller defaults in any of its material obligations thereunder, the applicable Contributor, at its sole cost and expense, shall enforce the provisions thereof to the fullest extent permitted by law, subject, however, to obtaining the consent of Spieker as set forth in Section 7.10(b) above; provided that any costs or expenses incurred by the applicable Contributor will be reimbursed by Spieker in accordance with
Section 2.4(b)(iii).

       SECTION 7.11 BCIC MATTERS. The applicable Contributors shall cause BCIC to comply with the foregoing provisions of this Article VII as if BCIC were a "Contributor" with respect to the Property currently owned by it.


                                  ARTICLE VIII

                               CLOSING AND ESCROW

       SECTION 8.1 ESCROW INSTRUCTIONS. Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Title Company, and this instrument shall serve as the instructions to the Title Company as the escrow holder for consummation of the purchase and sale contemplated hereby. The Contributors and Spieker agree to execute such reasonable additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control, unless the terms of this Agreement are expressly contravened in such supplementary instructions with reference to the provisions or portions of this Agreement that are being expressly contravened.

       SECTION 8.2 CLOSING. Any Closing hereunder shall be held and delivery of all items to be made at a Closing under the terms of this Agreement shall be made at the Los Angeles



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

offices of O'Melveny & Myers (or such other location as the parties may agree) at 9:00 A.M. (Los Angeles time), on the applicable Closing Date or such earlier or later date and time as Spieker and the Contributors may mutually agree upon in writing, in either case, with time being of the essence. Notwithstanding the foregoing, the Contributors and Spieker shall each have the right in its good faith business judgment (relating to consummation of the subject transaction or the financing thereof) to postpone a Closing Date until such date that is not later than two (2) Business Days following the date from which the Closing was postponed (with time being of the essence) so long as Spieker or the Contributors, as the case may be, delivers written notice to the other party not less than five (5) Business Days prior to the then scheduled Closing Date. Except as otherwise permitted under this Agreement, such date and time may not be extended without the prior written approval of both the Contributors and Spieker.

       SECTION 8.3 DEPOSIT OF DOCUMENTS

            (a) At or before the applicable Closing, the Contributors shall deposit into escrow the following items:


                     (i) a duly executed and acknowledged Deed for each Fee Property, Leasehold Improvements and Ground Lease Parcel Improvements;

                     (ii) four (4) duly executed and acknowledged counterparts of an Assignment of Contribution Ground Lease for each Leasehold Estate;

                     (iii) four (4) duly executed counterparts of the Assignment of Partnership Interests;

                     (iv) four (4) duly executed counterparts of a Bill of Sale for each Fee Property, each Leasehold Property and the Ground Lease Parcel Improvements in the form attached hereto as Exhibit S (each, a "Bill of Sale");

                     (v) four (4) duty executed counterparts of an Assignment and Assumption of Leases for each Contribution Property in the form attached hereto as Exhibit T (each, an "Assignment of Leases");

                     (vi) four (4) duly executed counterparts of an Assignment and Assumption of Contracts, Warranties and Guaranties and Other Intangible Property for each Contribution Property in the form attached hereto as Exhibit U (each, an "Assignment of Contracts");

                     (vii) four (4) duly executed counterparts of the Michelson Assignment Agreement;

                     (viii) four (4) duly executed counterparts of such disclosures and reports (including withholding certificates, such as, for example, CA Form 590-RE) as are required by applicable state and local law in connection with the conveyance of the Properties;

                     (ix) an affidavit pursuant to Section 1445(b)(2) of the Code, and on which Spieker is entitled to rely, that no Contributor is a "foreign person" within the meaning of Section 1445(f)(3) of the Code;

                     (x) four (4) duly executed counterparts of each Spieker Ground Lease Agreement;

                     (xi) four (4) duly executed counterparts of each Conversion, Registration Rights and Lock-up Agreement, Subscription Agreement, Counterpart OP Signature Page and Lock-up Agreement;

                     (xii) one (1) duly executed counterpart of an Affidavit of Property Value in the form prepared by the Title Company (the "Affidavit of Property Value") for the Property commonly known as Biltmore Commerce Center;

                     (xiii) to the extent applicable, certificates evidencing registration with the Arizona Department of Environmental Quality for each dry well located at the Property commonly known as Biltmore Commerce Center;

                     (xiv) current municipal and state tax clearance certificates for the Property commonly known as Biltmore Commerce Center;

                     (xv) a duly executed Michelson Indemnity Agreement; and

                     (xvi) in the event that New York Life consents to the contribution of the applicable Property to Spieker subject to the New York Life Loan and Spieker accepts contribution of such Property subject to such debt as of the applicable Closing, four (4) duly executed counterparts of each document required by New York Life to evidence the assignment of the New York Life to Spieker and Spieker's assumption thereof (the "New York Life Loan Assumption Documents"). Spieker and the applicable Contributor shall execute and deliver a mutual indemnity agreement in form reasonably satisfactory to such parties, wherein each such party indemnifies the other for any liability under any and all "nonrecourse carve-outs" and other obligations under the New York Life Loan Assumption Documents for which the borrower has personal liability to the extent such liability accrues during the indemnifying party's period of ownership of the applicable Property, or arises by reason of any act or omission of the indemnifying party (but solely to the extent such mutual indemnity is not incorporated into the New York Life Loan Assumption Documents).

            (b) At or before Closing, Spieker shall deposit into escrow the following items:

                     (i) the Adjusted Contribution Amount (including certificates of OP Units equal to the OP Unit Amount, Shares and cash sufficient to pay all amounts due under Section 2.4(b) in accordance with the Concurrent Transactions Exhibit);

                     (ii) four (4) duly executed and acknowledged counterparts of an Assignment of Contribution Ground Lease for each Leasehold Estate;

                     (iii) four (4) duly executed counterparts of each Assignment of Partnership Interests;

                     (iv) four (4) duly executed counterparts of each Bill of Sale;

                     (v) four (4) duly executed counterparts of each Assignment of Leases;

                     (vi) four (4) duly executed counterparts of each Assignment of Contracts;

                     (vii) four (4) duly executed counterparts of the Michelson Assignment Agreement;

                     (viii) four (4) duly executed counterparts of such disclosures and reports as are required by applicable state and local law in connection with the conveyance of the Properties;

                     (ix) four (4) duly executed counterparts of each Conversion, Registration Rights and Lock-up Agreement, Subscription Agreement, Counterpart OP Signature Page and Lock-up Agreement;

                     (x) four (4) duly executed counterparts of each Spieker Ground Lease Agreement;

                     (xi) four (4) duly executed counterparts of each Guarantee;

                     (xii) an executed opinion of the REIT's tax counsel in the form attached hereto as Exhibit V;

                     (xiii) one (1) duly executed counterpart of the Affidavit of Property Value; and

                     (xiv) to the extent applicable, four (4) duly executed counterparts of each New York Life Loan Assumption Document.

            (c) Spieker and the Contributors shall endeavor in good faith to agree on the final, execution form of all of the documents referred to above at least three (3) Business Days prior to the applicable Closing. Spieker and the Contributors shall each deposit such other instruments as are reasonably required by the Title Company or otherwise required to close the escrow and consummate the transactions contemplated herein in accordance with the terms hereof; provided, that the Contributors shall not be required to provide any indemnities or affidavits or to escrow any funds other than as provided herein. The parties hereto hereby designate Title Company as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Code and the regulations promulgated thereunder and agree to execute such documentation as is reasonably necessary to effectuate such designation.

            (d) The Contributors shall deliver to Spieker originals of the Leases (or, if originals are not available, copies certified by the applicable Contributor to be true and correct to such Contributor's knowledge), copies (or, if available, originals) of the tenant correspondence files of the Real Properties in Contributors' possession or control, a set of keys to each Real Property and originals (or copies, if originals are not available) of any other items in Contributors' possession or control relating to the use, ownership, operation, maintenance, leasing, repair, alteration, management or development of the Real Properties, promptly after the Closing Date (and in all events within three (3) Business Days). Following the Closing, Spieker shall make all Leases, Contracts, other documents, books, records and any other materials in its possession, to the extent the same relate to the period of the Contributors' ownership of the Properties, available to the Contributors or their representatives for inspection and/or copying at reasonable times and upon reasonable notice.

       SECTION 8.4 ESTOPPEL CERTIFICATES

            (a) The Contributors shall use their reasonable efforts (without incurring any additional expense, except to the extent that a Lease requires payment of a fee in connection therewith) to obtain as soon as practicable tenant estoppel certificates from each Tenant in the form attached hereto as Exhibit W; provided, however, that if the form of an estoppel certificate is attached to or otherwise prescribed in a particular lease document, that form (the "Prescribed Form") shall be deemed to be acceptable to Spieker in the event that any Tenant is unwilling to sign the form attached hereto as Exhibit W. It shall be a condition to Spieker's obligation to close the transactions contemplated herein with respect to a Property that on or before the applicable Closing the applicable Contributor delivers to Spieker tenant estoppel certificates substantially in the form attached hereto as Exhibit W (or in the Prescribed Form, if applicable) from (i) Tenants occupying eighty percent (85%) of the total leased square footage of such Property; and (ii) Significant Tenants occupying eighty percent (85%) of the total leased square footage covered by such Significant Tenants' Leases (85%) with respect to each of preceding clauses (i) and (ii), the "Required Percentage"); provided, however, if such Contributor is unable to obtain the aforesaid tenant estoppel certificates from Tenants or Significant Tenants (as the case may be) occupying the Required Percentage, such Contributor may, but shall not be obligated to, provide a certificate to Spieker, with respect to such missing estoppel certificates, as chosen by Spieker, representing those Tenants or Significant Tenants (as the case may be) whose Leases cover not more than ten percent (10%) of the total leased square footage of such Property or number of Significant Tenants at such Property, as applicable, to equal or exceed the difference between the Required Percentage and the percentage of the gross leasable area or number of Significant Tenants, as applicable, covered by the estoppel certificates received by Spieker as to all other Tenants or Significant Tenants (as the case may be) to the effect that: (i) the Leases for those Tenants or Significant Tenants (as the case may be) are in full force and effect; (ii) the amount of the Tenants' or Significant Tenants' security deposits; (iii) the dates through which rent has been paid; (iv) neither such Contributor nor, to such Contributor's knowledge, any of those Tenants or Significant Tenants (as the case may be) is in default thereunder; (v) a true, correct and complete copy of the Leases are attached. Spieker shall be obligated to accept such Contributor's certification in lieu of any missing estoppel certificates up to such ten percent (10%) level. Such Contributor's representations and warranties in any such certificate shall survive the Closing until the Expiration Date.

            (b) Contributors shall use all reasonable efforts (without incurring any additional expense) to obtain as soon as practicable estoppel certificates from the ground lessor of each Contribution Ground Lease, substantially in the form attached hereto as Exhibit X. It shall be a condition to Spieker's obligation to close the transactions contemplated herein with respect to a Ground Leasehold Property that on or before the applicable Closing Date the applicable Contributor delivers to Spieker a ground lessor estoppel certificate with respect to each Contribution Ground Lease that confirms (i) that the Contribution Ground Lease is in full force and effect, (ii) the dates through which rent has been paid, and (iii) that, to the lessor's knowledge, no party thereto is in default.

       SECTION 8.5 PRORATIONS

            (a) Rents, including percentage rents, escalation charges for Real Estate Taxes, parking charges, operating expenses, maintenance escalation rents or charges, cost-of-living increases or other charges of a similar nature ("Additional Rents"), and any additional charges and expenses payable under Leases, regardless of whether or not the same has been paid for the month of Closing; Real Estate Taxes and personal property taxes, including refunds with respect to the current tax year received subsequent to the applicable Closing, if any; the current installment (only) of any improvement bond or assessment that is a lien on any Property or that is pending and may become a lien on any Property; water, sewer and utility charges; amounts payable under any Assumed Contract or Contribution Ground Lease; debt service under the New York Life Loan (in the event that New York Life consents to the contribution of the applicable Property to Spieker subject to such debt and Spieker accepts contribution of such Property subject to such debt as of the applicable Closing), annual permits and/or inspection fees (calculated on the basis of the period covered); and any other income or expenses relating to the operation and maintenance of each Property (other than any Leasing Costs and free rent which shall be prorated as provided in Section 7.2), shall all be prorated as of 12:01 a.m. Pacific Standard Time on the applicable Closing Date, on the basis of a 365-day year, with Spieker deemed the owner of the applicable Properties on the entire Closing Date. Any delinquent rents or expense reimbursements collected after the Closing shall be applied as follows (after deducting reasonable costs of collection):
(A) first
to the calendar month in which the Closing Date occurs; (B) then to obligations due and unpaid accruing after the calendar month in which the Closing Date occurs; and (C) then to unpaid rent accruing prior to the calendar month in which the Closing Date occurs. Spieker shall use reasonable efforts for six (6) months after the applicable Closing Date to collect any delinquent rents that accrued prior to the Closing Date, provided that in no event shall Spieker be required to sue any Tenant, terminate any Lease or threaten to do same (but the Contributors shall have the right to commence and pursue litigation against any Tenant to collect delinquent rents and/or expense reimbursements, provided that
(i) the Contributors may not seek as a remedy in any such litigation the termination of any Leases or the dispossession of any Tenant, (ii) the Contributors may not initiate such litigation prior to the expiration of such six (6) month period and (iii) the Contributors shall not initiate litigation with respect to any Tenant where the amount in dispute is less than twenty-five thousand dollars ($25,000.00). Each Contributor agrees to forward any rents received by it after the Closing Date to Spieker for application in accordance with the provisions hereof. The amount of any security deposits that are required to be returned to Tenants under Leases, as well as any prepaid rents, shall be credited against the Adjusted Contribution Amount (and the Contributors shall be entitled to retain such security deposits and prepaid rents). Notwithstanding the foregoing terms of this Section 8.5(a), no Contributor shall have any obligation to pay (and Spieker shall not receive a credit at Closing for) any Real Estate Taxes, personal property taxes or any other expense relating to the operation and maintenance of any Property, to the extent that Spieker is entitled to receive after Closing reimbursement of such amounts from Tenants under the Leases. With respect to all expense reimbursements and recoveries from Tenants, to the extent that any Contributor has collected from the Tenants amounts in excess of that owed by the Tenants under the terms of their Leases with respect to the period prior to the Closing Date, Spieker shall receive a credit at Closing in the amount of such over-collection. In the event any Property has been assessed for property taxes purposes at such rates as would result in reassessment (i.e., "escape assessment" or "roll-back taxes") based upon the change in land usage or ownership of such Property resulting from or after the consummation of the transactions described in this Agreement, as between Spieker and Contributors, Spieker hereby agrees to pay all such taxes.

            (b) The Contributors and Spieker hereby agree that if any of the aforesaid prorations cannot be calculated accurately on the Closing Date (including if any supplemental assessments are issued after the Closing as a result of events occurring prior to the Closing), then the same shall be calculated as soon as reasonably practicable after the Closing Date, and that if any Tenant is required to pay Additional Rents and such Additional Rents are not finally adjusted between the landlord and tenant under the applicable Lease until after the end of the 1997 calendar year, then such prorations shall be calculated as soon as reasonably practicable after such Additional Rents have been finally adjusted. Either party owing the other party a sum of money based on proration(s) calculated after the Closing Date shall promptly pay said sum to the other party, together with interest thereon at the rate of two percent (2%) per annum over the Prime Rate from the date received to the date of payment, if payment is not made within ten (10) days after delivery of a bill therefor, provided that if any amounts are owing to the Contributors, the Contributors shall have the right to elect to receive such amounts in the form of OP Units, which OP Units shall be valued in the manner set forth in Section 2.4(b). If the real estate and/or personal property tax rate and assessments have not been set for the calendar year in which the Closing occurs, then the proration of such taxes shall be based upon the rate and assessments for the preceding calendar year, and such proration shall be adjusted between the applicable Contributor and Spieker as soon as reasonably practicable after such tax rate or assessment has been set.

            (c) Spieker shall calculate the prorations contemplated by Section 8.5(b). Contributors and their representatives and auditors shall be afforded the opportunity to review all underlying financial records and work papers pertaining to the preparation of Spieker's proration statements, and Spieker shall permit Contributors and their representatives and auditors during regular business hours and upon reasonable prior written notice to have reasonable access to the books and records in the possession of Spieker or any party to whom Spieker has given custody of the same relating to the Properties to permit the Contributors to review Spieker's proration statements. Spieker's proration statements shall be final and binding for purposes of this Agreement unless a Contributor shall in good faith give written notice to Spieker of disagreement with the prorations contained therein within sixty (60) days following its receipt of Spieker's proration statements, specifying in reasonable detail the nature and extent of such disagreement; provided that if all such good faith disagreements with all Contributors total less than $25,000 in the aggregate, no further adjustments will be made. If Spieker and the applicable Contributor are unable to resolve any disagreement with respect to Spieker's proration statements within ten (10) Business Days following receipt by Spieker of the notice referred to above and the total amount remaining in dispute is greater than twenty-five thousand dollars ($25,000), either party may pursue any remedy available for the resolution of such dispute. If the total amount remaining in dispute is no more than twenty-five thousand dollars ($25,000), the dispute shall be deemed to have been resolved in favor of Spieker's proration statements prepared by Spieker and as modified to reflect the resolution of the disputes, if any, upon which the parties have agreed.

            (d) Notwithstanding anything to the contrary herein, to the extent set forth in Section 8.6, the Contributors reserve the right to protest any Real Estate Taxes relating to the period prior to the Closing Date and to receive and retain any refunds on account of such Real Estate Taxes.

            (e) Any deposits, impounds, or other cash or cash equivalent collateral held by the lender under any Existing Indebtedness shall be paid over and belong to the applicable Contributor upon the satisfaction of such Existing Indebtedness and the Closing of the contribution of the Property to which it relates, and the same shall not be taken into account in connection with any calculations under Section 2.4 above.

            (f) All proration credits to which either party may become entitled hereunder shall be paid in cash, and shall not adjust the amounts calculated under Section 2.4(b) above.

            (g) The obligations of the Contributors and Spieker under this
Section 8.5 shall survive the Closing.

       SECTION 8.6 TAX CERTIORARI PROCEEDINGS. The Contributors are hereby authorized, but not obligated, to (a) commence (prior to the applicable Closing
Date) or continue (after the Effective Date and after the Closing Date) any proceeding for the reduction of the assessed valuation of any Property for any tax year which, in accordance with the laws and regulations applicable to such Property, requires that, to preserve the right to bring a tax certiorari proceeding with respect to such tax year, such proceeding be commenced prior to the Closing Date and (b) endeavor to settle any such proceeding in the Contributors' discretion, provided, however, that if such proceeding is (i) for a tax year in which the Closing Date occurs or would affect such tax year or any subsequent tax year, such settlement shall not be made without Spieker's prior consent, which consent shall not be unreasonably withheld or delayed, and (ii) for a tax year which commences after the Closing Date, the right to continue and settle such proceeding, including any contracts or agreements with tax certiorari counsel with respect to any such tax year, shall be deemed assigned to and assumed by Spieker at the Closing. After the Closing, with respect to any Property, (i) the Contributors shall retain all rights (subject to any rights of Tenants under their Leases) with respect to any tax year ending prior to the tax year (and all refunds relating thereto) in which the Closing Date occurs, and shall have the sole right to participate in and settle any proceeding relating thereto (provided, that such settlement does not affect the assessed tax value for any subsequent tax year), and (ii) Spieker shall have all rights (subject to any rights of Tenants under their Leases) with respect to any tax year (and all refunds relating thereto) which ends after the Closing Date; provided, however, that if the proceeding is for a tax year in which the Closing Date occurs, such settlement shall not be made without Spieker's prior consent, which consent shall not be unreasonably withheld or delayed. With respect to any such proceeding for a tax year in which the Closing Date occurs (whether commenced by the Contributors or Spieker), any refund or credit of taxes for such tax year shall be applied first to the unreimbursed out-of-pocket expenses, including reasonable counsel fees, necessarily incurred in obtaining such refund or credit, and second, to any Tenant entitled to same, and the balance shall be apportioned between the Contributors and Spieker as of the Closing Date in accordance with the proportion of the applicable tax year occurring before and after the Closing Date. In each case, the party which prosecuted the proceeding shall deliver to the other copies of receipted tax bills and any decision or settlement agreement evidencing the reduction in taxes. If any refund shall be received by the Contributors which is for the account of Spieker as provided in this Section 8.6, then the Contributors shall hold Spieker's share thereof in trust for Spieker and, promptly upon receipt thereof, pay such share to Spieker or any other party entitled to same as provided above. If any refund shall be received by Spieker which is for the account of the Contributors as provided in this Section 8.6, then Spieker shall hold Contributors' share thereof in trust for the Contributors and, promptly upon receipt thereof, pay such share to the Contributors or any other party entitled to same as provided above. Each party shall execute any and all consents or other documents as may be reasonably necessary to be executed by such party so as to permit the other party to commence or continue any tax certiorari proceeding which such other party is authorized to commence or continue pursuant to the terms of this Section 8.6, or to collect any refund or credit with respect to any such tax proceeding. The provisions of this Section 8.6 shall survive the Closing.

       SECTION 8.7 CLOSING COSTS. Subject to Section 2.4(b) above, Contributors shall pay all real property transfer taxes, the premiums for the Title Policies that are properly allocable to the CLTA portion thereof and fifty percent (50%) of all escrow and recording and notary fees. Spieker shall pay the portion of the premiums for the Title Policies that are properly allocable to the ALTA portion (as well as the cost of the endorsements, other than any endorsements that are proffered by Contributors to insure over title defects), and fifty percent (50%) of all escrow and recording and notary fees. Notwithstanding the forgoing to the contrary, Spieker shall pay for all premiums for the Title Policies and all endorsement costs (other than for endorsements that are proffered by Contributors to insure over title defects) with respect to all Properties located in Foster City, California. The parties hereto acknowledge and agree that no portion of the Adjusted Contribution Amount is allocated to any Personal Property. Any other closing costs not specifically provided for in this Section 8.7 shall be allocated between Contributors and Spieker in accordance with the customs of the respective counties in which the Properties are located. The provisions of this Section 8.7 shall survive the Closing.

       SECTION 8.8 CC&R MATTERS. At the First Closing, the applicable Contributors and Spieker shall execute and deliver in recordable form instruments in form reasonably satisfactory to such parties (i) to convey to Spieker all rights of the "Declarant" under each of the Santa Monica CC&Rs (subject to a reversion and assignment to SC Enterprises or its successors as the fee owner of the applicable Ground Lease Parcel in the event that the applicable Spieker Ground Lease Agreement terminates), (ii) to provide that the "Declarant" under each of the Foster City C&Rs shall not exercise any of its rights under the Foster City CC&Rs to the extent such exercise of rights would have any adverse effect on any of the Foster City Properties without the prior approval of Spieker (such approval not to be unreasonably, withheld, delayed or conditioned) and (iii) to implement the resignation of Town Center East, a California general partnership, as "Manager" under each of the Foster City CC&Rs, and to appoint Spieker as such "Manager," all in the manner prescribed by such Foster City CC&Rs (subject to "reversion" (i.e., resignation and appointment as aforesaid), to (x) the owner of the "retail" Ground Lease Parcel located in Foster City in the event that the "retail" Foster City Spieker Ground Lease Agreement terminates, and (y) the owner of the largest non-"retail" Ground Lease Parcel located in Foster City in the event that one or more of the non-"retail" Spieker Ground Lease Agreements covering a majority of the aggregate rentable square footage of the improvements on such Ground Lease Parcels terminate). In addition, at the First Closing, Spieker and SC Enterprises shall take all reasonable actions in their power to vest in Spieker all of the rights, powers and obligations of the "Committee" under each of the Santa Monica CC&Rs (subject to "reversion" (i.e., resignation and appointment as aforesaid) to the fee owner of the applicable Ground Lease Parcel in the event that the applicable Spieker Ground Lease Agreement terminates).

                                   ARTICLE IX

                               CERTAIN TAX MATTERS

       SECTION 9.1 PROTECTION OF NEGATIVE CAPITAL ACCOUNTS

            (a) It is the intent of the parties that the Applicable Partners be able to defer taxes fully as a result of the contribution of the Properties. The Contributors and the Applicable Partners have disclosed to Spieker that if, following a Closing, Spieker takes one of the following restricted actions (the "Restricted Actions"): (i) makes any taxable sale, transfer, exchange, distribution or other taxable disposition of a Property (or any substituted basis property for the Property as defined and specified in Treasury Regulations '1.704-3(a)(8)), or (ii) reduces the principal balance of the Original Spieker Unsecured Debt or Traceable Debt (or Acceptable Replacement Debt thereto) to which some or all of the individual Contributors and the constituent partners, shareholders or members of the Contributors (collectively, the "Applicable Partners") have executed either guarantees in the forms attached hereto as Exhibit Y (relating to present Spieker publicly-traded, unsecured debt with a remaining maturity date at the time of guaranty of not more than ten (10) years ("Original Spieker Unsecured Debt") and Exhibit Z (relating to the Traceable
Debt) (collectively, the "Guarantees"), or Replacement Guarantees, in a manner that would cause any Applicable Partner's share of such debt (or Acceptable Replacement Debt) under the Code to be reduced below the amount which has been guaranteed by the Applicable Partner under the Guarantees (or Replacement Guarantees), or (iii) causes or permits the modification of the terms of that debt (or Acceptable Replacement Debt) or of the Guarantees (or Replacement Guarantees) in such a manner that would cause any Applicable Partner's share of such debt (or Acceptable Replacement Debt) under the Code to be reduced below the amount which has been guaranteed by the Applicable Partner under the Guarantees (or Replacement Guarantees), then the Applicable Partner may recognize substantial amounts of taxable income or gains under the Code, unless, in the case of an event described in item (ii) or (iii) above, the Applicable Partner is provided a reasonable opportunity to execute Replacement Guarantees with respect to Acceptable Replacement Debt of Spieker at least equal to such reduction. Spieker agrees to give the Applicable Partners written notice at least twenty (20) Business Days prior to any of the events or occurrences described in this Section 9.1(a).

            (b) To protect and preserve the basis and at risk amounts relating to the negative tax capital accounts of the Applicable Partners (the "Negative Accounts"), Spieker hereby covenants that it (i) shall maintain Original Spieker Unsecured Debt and Traceable Debt (or Acceptable Replacement Debt thereto) in an amount (the "Minimum Debt Level") that is equal to or greater than the Negative Accounts immediately after the transactions contemplated at the First and Second Closings (as set forth on Schedule 9.1(b) hereto), and (ii) shall not take any Restricted Action, in each case for a period of ten (10) years from and after the applicable Closing (the "Initial Protection Period"); provided that such period shall be automatically extended for another ten (10) years (the "Additional Protection Period," and together with the Initial Protection Period, the "Full Protection Period") unless a Contributor affirmatively elects in writing, within fifteen (15) Business Days prior to the expiration of the

Initial Protection Period, not to participate in the extension. The Minimum Debt Level shall initially be $132,203,085. The Minimum Debt Level shall be allocated to each of the Applicable Partners (the Applicable Partner's "Allocable Minimum Debt Level") as set forth in Schedule 9.1(b) hereto. Notwithstanding the foregoing, an Applicable Partner's Allocable Minimum Debt Level shall be appropriately reduced upon the redemption of the OP Units of the Applicable Partner for cash or Shares and shall be reduced dollar-for-dollar (but not below zero) by any increase in the federal tax basis of the OP Units of the Applicable Partner (or of his estate, transferee or successor-in-interest) by reason of death or the taxable transfer of such OP Units by the Applicable Partner to such transferee or successor-in-interest. The Minimum Debt Level will also be reduced by an amount identical to that of the reduction of the Applicable Partner's Allocable Minimum Debt Level provided that such reduction shall not reduce the Minimum Debt Level allocable to the other Applicable Partners. In addition, Spieker agrees to borrow, at the time of the First Closing, an amount equal to $26,026,500 from a lender mutually acceptable to the parties on an unsecured basis under Spieker's Existing Trust Indenture ("Traceable Debt"). Such Traceable Debt shall be pari passu in right of payment to all other existing Spieker publicly-traded unsecured debt and shall have a maturity date of at least eight (8) years, but no more than ten (10) years after the First Closing Date. Any proceeds of the Traceable Debt shall be directly traceable to any amounts distributed to certain Contributors as set forth in Section 2.4(b)(v) hereof and the Concurrent Transactions Exhibit. The amount of Original Spieker Unsecured Debt and Traceable Debt guaranteed by the Applicable Partners shall be separately set forth on Schedule 9.1(b). Without otherwise diminishing any rights of any Applicable Partner, or any obligations of Spieker, under Section
9.1 hereof, during the Full Protection Period, each of the Applicable Partners shall have the right, but not the obligation, to execute Guarantees or Replacement Guarantees in respect of Original Spieker Unsecured Debt or Acceptable Replacement Debt with a maturity date occurring after the expiration of the Full Protection Period ("Additional Maturity Date Debt"), but only to the extent such Additional Maturity Date Debt is otherwise available for the Applicable Partner to so guarantee. Nothing contained in the immediately prior sentence shall be construed in any manner as requiring Spieker to (1) incur, before or after the Full Protection Period, any Additional Maturity Date Debt, or (2) maintain, after the Full Protection Period, any Additional Maturity Date Debt that has been guaranteed during the Full Protection Period by an Applicable Partner.

            (c) As a material inducement to the Contributors to enter into this Agreement, Spieker covenants that if Spieker takes any Restricted Action within the Full Protection Period ("Tax Default"), then (unless in the case of a Restricted Action described in (ii) or (iii) of Section 9.1(a) above, the Applicable Partners are provided a reasonable opportunity (which shall not be less than ten (10) Business Days) prior to such event to execute Replacement Guarantees of Acceptable Replacement Debt), Spieker shall be liable to each Applicable Partner in an amount equal to any damages suffered by the Applicable Partner (including reasonable attorneys' fees and costs, and interest on the amount of damages owed by Spieker from the date the Applicable Partner paid such damages to the time Spieker pays such amounts to the Applicable Partner at the rate(s) established from time to time under Section 6621(a) of the Code) provided that in no event shall any Contributor or Applicable Partner have any right to enjoin, delay, prevent or impede any action that Spieker may take in breach of its obligations under Sections 9.1(a) and 9(b) above, and each Contributor and Applicable Partner hereby waives any and all rights and remedies it may have in equity with respect to any such breach by Spieker, but will retain any and all rights and remedies to recover damages at law as set forth in this Section 9.1(c) with respect to such breach. After the Full Protection Period, the Applicable Partners shall be afforded the right to guarantee Spieker debt on a pro rata basis with all other "GA Limited Partners" as set forth in that certain Guaranty Agreement dated as of October 13, 1997 among Spieker, the REIT and certain limited partners in Spieker.

            (d) (i) As used herein, "Acceptable Replacement Debt" shall mean any debt of Spieker having each of the following characteristics as of the date Spieker presents a prospective Acceptable Replacement Debt to the Contributors:

                               (A) The debt is not in default or delinquent in
any respect;

                               (B) The incurrence of such debt shall not put
Spieker in default under any other agreement, including the Indenture, dated as of December 6, 1995, between Spieker, the REIT and State Street Bank and Trust Company (or First Trust of California, or any other successor trustee), as supplemented through the Effective Date (the "Existing Indenture");

                               (C) The lender has required that, or otherwise
provided for, the guarantee of the debt by one or more Persons; and

                               (D) The debt meets the conditions set forth in
items (A), (B) or (C) of Section 9.1(d)(ii) and is available for the Applicable Partners to guarantee.

                     (ii) Subject to the conditions set forth in the definition of Acceptable Replacement Debt in Section 9.1(d)(i), the following categories of debt will be considered Acceptable Replacement Debt, it being understood and agreed by the parties that such categories are presented in descending order of preference, and that debt that falls into a category of lower preference shall not be utilized as Acceptable Replacement Debt unless and until Spieker has provided a certificate signed by the president or chief financial officer of the REIT certifying that, in the good faith belief of such officer, Spieker is unable to obtain debt in any higher preference category:

                               (A) publicly-traded, unsecured debt of Spieker
which, at the time of guarantee, is investment grade and has a remaining maturity of not more than ten (10) years;

                               (B) at the election of Spieker, in its sole and
absolute discretion, either (1) debt borrowed by Spieker from an unrelated party, secured by one or more Spieker properties, provided (a) the interest rate on such debt is no greater than the interest rate that would be obtainable on newly-issued Spieker unsecured debt with a comparable maturity date, and (b) the debt service and financial ratio covenants set forth in Spieker's Existing Indenture will be satisfied with respect to such debt at the time of guarantee by the

Applicable Partners, taking into account the debt service, income, expenses, reserves and assets relating solely to the Spieker properties serving as collateral for such debt; or (2) debt borrowed by Spieker from an Affiliate, secured by one or more Spieker properties, provided (a) the debt service and financial ratio covenants set forth in Spieker's Existing Indenture will be satisfied with respect to such debt at the time of guarantee by the Applicable Partners, taking into account the debt service, income, expenses, reserves and assets relating solely to the Spieker properties serving as collateral for such debt, and (b) that the tax adviser to the Applicable Partners is able to opine that such debt will be treated as indebtedness for federal income tax purposes and that there has been no change in current law (including provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the IRS and case law) causing the Applicable Partners to not be "at risk" under
Section 465 of the Code by reason of the relationship of the lender to borrower or the lender (or a related person thereto) possessing an interest (other than as a creditor) in any activity of Spieker or its Affiliates;

                               (C) debt borrowed by Spieker from an unrelated
party, secured by one or more Spieker properties, provided (1) such debt can be obtained on "commercially reasonable terms" and (2) the debt service and financial ratio covenants set forth in Spieker's Existing Indenture will be satisfied, at the time of guarantee by the Applicable Partners, taking into account the debt service, income, expenses, reserves and assets relating solely to the Spieker properties serving as collateral for such debt.

            (e) As used herein, the term "Replacement Guarantees" shall mean (i) with respect to Acceptable Replacement Debt described in Section 9.1(d)(ii)(A), a guarantee substantially in the form of the Guarantees as set forth in Exhibit Y, and (ii) with respect to Acceptable Replacement Debt described in Section 9.1(d)(ii)(B) or (C), a guarantee substantially in the form of the Guarantees as set forth in Exhibit Z, except that the lender of such Acceptable Replacement Debt shall be permitted to proceed directly against the Applicable Partner guarantors, but only after exhausting its remedies against the Spieker properties serving as collateral for the Acceptable Replacement Debt that has been so guaranteed.

        SECTION 9.2 BOOK-TAX-DISPARITY. Promptly following the execution hereof, Contributors shall prepare a schedule detailing the gross asset value and adjusted tax basis for federal income tax purposes of each of the Contributed Properties (and any separate property thereof); provided that such schedule shall be consistent with the Adjusted Contribution Amount for each Contributed Property and the valuation of each separate property thereof shall be reasonable. The difference between such gross asset value of the Contributed Properties (and any separate portion thereof) and all adjusted tax basis for each such property (or separate property thereof) is referred to herein as the "Book/Tax Disparity." This Book/Tax Disparity as set forth in this schedule shall be used for purposes of applying the traditional method hereunder in accordance with Section 3(c) of Exhibit B of the Spieker Partnership Agreement. Spieker shall elect the traditional method of Treasury Regulations Section 1.704-3 for purposes of applying the provisions of Section 704(c) of the Code to reduce the Book-Tax Disparity of each Contributed Property (or separate property thereof) as reflected on Schedule 9.2. Spieker agrees to apply the provisions of Code Section 704(c) on a strict property by property basis.

       SECTION 9.3 TAX RETURN REVIEW. In order to monitor compliance with the strict property by property methodology described in Section 9.2, Spieker will allow the Contributors' tax accountants to review relevant schedules and portions of Spieker's tax returns within a reasonable period of time after filing.

       SECTION 9.4 REIT STATUS. In addition to access to its tax returns required under Section 9.3, prior to the Closing Date for the First Closing, Spieker will provide the Contributors or their tax accountants and counsel with access to any materials, information and/or records reasonably requested to confirm the REIT's qualification as a real estate investment trust; provided that such returns, materials, information or records are presently in existence and would not be unreasonably burdensome, time consuming or expensive for Spieker or the REIT to produce.

       SECTION 9.5 TERMINATION TRANSACTION. Notwithstanding anything to the contrary contained in the Spieker Partnership Agreement, if the REIT and/or Spieker engage in any merger, consolidation or other combination with or into another Person, sale of all or substantially all of its assets, or any reclassification, recapitalization or change of its outstanding equity interests during the Full Protection Period (a "Termination Transaction"), without diminishing any rights of any Applicable Partner, or any obligations of Spieker, under Section 9.1 above, the REIT and Spieker agree to use their best efforts to accomplish the Termination Transaction and all related transactions in manner that provides tax-deferred or non-taxable treatment for the Contributors and the Applicable Partners, provided that in no event shall any Contributor or Applicable Partner have any right to enjoin, delay, prevent or impede any such Termination Transaction, and each Contributor and Applicable Partner hereby waives any and all rights and remedies it may have in equity with respect to any breach by Spieker of any of its obligations under this Section 9.5, but will retain any and all rights and remedies to recover damages at law in the event that Spieker breaches this Section 9.5 (including reasonable attorneys' fees and costs, and interest on the amount of damages owed by Spieker from the date the Applicable Partner paid such damages to the time Spieker pays such amounts to the Applicable Partner at the rate(s) established from time to time under
Section 6621(a) of the Code), or as set forth in Section 9.1(c) above if such Termination Transaction results in Spieker breaching any of its obligations set forth in Section 9.1(a) or (b) above.


                                    ARTICLE X

                                  MISCELLANEOUS

       SECTION 10.1 NOTICES. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by a commercial overnight courier that guarantees next day delivery and provides a receipt, or (d) by legible facsimile (followed by hard copy delivered in accordance with preceding subsections (a)-(c)), and such notices shall be addressed as follows:

           To Spieker:

                     Spieker Properties, L.P.
                     2180 Sand Hill Road, Suite 200
                     Menlo Park, California 94025
                     Attn:     Eli Khouri
                     Sara Reynolds, Esq.
                     Facsimile No. (650) 233-3838

           with copies to:

                     Orrick, Herrington & Sutcliffe LLP
                     Old Federal Reserve Bank Building
                     400 Sansome Street
                     San Francisco, California 94111-3143
                     Attn:     David S. Fries, Esq.
                     Facsimile No. (415) 773-5759

           To the Contributors:

                     SC Enterprises
                     2377 Crenshaw Boulevard, Suite 300
                     Torrance, California 90501
                     Attn: Shurl Curci
                     Facsimile No.: (310) 782-8428

           with a copy to:

                     O'Melveny & Myers LLP
                     400 South Hope Street
                     Los Angeles, CA  90071
                     Attn: Frederick B. McLane, Esq.
                     Facsimile No.: (213) 669-6407

or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon receipt (or refusal by the intended recipient to accept delivery).

       SECTION 10.2 ENTIRE AGREEMENT. This Agreement, together with the Exhibits and Schedules hereto, contains all representations, warranties and covenants made by Spieker and the Contributors and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. Any correspondence, memoranda or agreements between the parties, including the Confidentiality Agreement, the Letters of Intent, or any oral or written statements made by a Contributor, its Affiliates, consultants, contractors, partners, members, officers, employees or agents, are not binding on or enforceable against any party, and are superseded and replaced in total by this Agreement together with the Exhibits and Schedules hereto.

       SECTION 10.3 TIME. Time is of the essence in the performance of each of the parties' respective obligations contained herein.

       SECTION 10.4 ATTORNEYS' FEES. If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including court costs (including costs of any trial or appeal therefrom) and reasonable attorneys' fees and disbursements.

       SECTION 10.5 NO MERGER. The obligations contained herein, the performance of which is contemplated after the Closing, shall not merge with the transfer of title to the Properties but shall remain in effect until fulfilled.

       SECTION 10.6 ASSIGNMENTS. Spieker's rights and obligations hereunder shall not be assignable without the prior written consent of the Contributors (which consent may be granted or withheld in the sole and absolute discretion of the Contributors). Subject to the limitations described herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

       SECTION 10.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

       SECTION 10.8 GOVERNING LAW; JURISDICTION AND VENUE

            (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

            (b) For the purposes of any suit, action or proceeding involving this Agreement, each party hereto hereby expressly submits to the jurisdiction of all federal and state courts sitting in the State of California and consents that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed, and each party hereto agrees that such courts shall have the exclusive jurisdiction over any such suit, action or proceeding commenced by any party. In furtherance of such agreement, each party hereto agrees upon the request of any other party hereto to discontinue (or agree to the discontinuance of) any such suit, action or proceeding pending in any other jurisdiction.

            (c) Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in the State of California and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

       SECTION 10.9 CONFIDENTIALITY AND RETURN OF DOCUMENTS

            (a) As a condition to Contributors' agreement to furnish and/or disclose Contributors' Evaluation Material (as defined below) to Spieker and its Affiliates and representatives for review and inspection, Spieker (on behalf of itself and its Affiliates and representatives) hereby agrees to be bound by the terms set forth in this Section 10.9(a).

                     (i) "Contributors' Evaluation Material" shall include all documents, and other written or oral information, as well as diskettes and other forms of electronically transmitted data, furnished to Spieker or its officers, directors, employees, agents, advisors, Affiliates or representatives (collectively "Representatives") by the Contributors or their Affiliates relating to the Properties, as well as written memoranda, notes, analyses, reports, compilations, or studies prepared by Spieker or its Representatives (in whatever form of medium) that contain, or are derived from, such information provided by the Contributors. Notwithstanding the foregoing, information provided by the Contributors shall not constitute "Contributors' Evaluation Material" if such information (i) is or becomes generally available to the public other than as a result of a disclosure by or through Spieker or its Representatives in contravention of this Section 10.9(a), or (ii) is or becomes available to Spieker from a source (other than the Contributors) not bound, to the knowledge of Spieker, by any legal or contractual obligation prohibiting the disclosure of Contributors' Evaluation Material by such source to Spieker.

                     (ii) Spieker agrees that it and its Representatives will use Contributors' Evaluation Material exclusively for the purpose of evaluating the merits of a possible acquisition or leasing of the Properties as contemplated by this Agreement and not for any other purpose whatsoever. Spieker (on behalf of itself and its Representatives) further agrees that it will not disclose any of Contributors' Evaluation Material or use it to the detriment of the Contributors or their Affiliates; provided, however, that Spieker may without liability disclose Contributors' Evaluation Material (x) to any Representative of Spieker who needs to know such Contributors' Evaluation Material for the purpose of evaluating the transactions described in this Agreement involving the Contributors and the Properties and Spieker (it being understood and agreed that Spieker shall be fully responsible for any disclosures by any such Person) and (y) pursuant to administrative order or as otherwise required by law.

                     (iii) In the event that Spieker desires to disclose Contributors' Evaluation Material under the circumstances contemplated by clause
(y) of the preceding paragraph, Spieker will (x) provide the Contributors with prompt notice thereof, (y) consult with the Contributors on the advisability of taking steps to resist or narrow such disclosure, and (z) cooperate with the Contributors (at the Contributors' cost) in any attempt that the Contributors may make to obtain an order or other reliable assurance that confidential treatment will be accorded to designated portions of Contributors' Evaluation Material.

                     (iv) Spieker agrees that, in the event this Agreement is terminated prior to the consummation of the transactions contemplated hereunder, all written Contributors' Evaluation Material and all copies thereof will be returned to the Contributors promptly upon the Contributors' request. All analyses, compilations, studies or other documents prepared by or for Spieker and reflecting Contributors' Evaluation Material or otherwise based thereon will be (at Spieker's option) either (x) destroyed or (y) retained by Spieker in accordance with the confidentiality restrictions set forth in this Section 10.9(a).

                     (v) Spieker acknowledges that significant portions of the Contributors' Evaluation Material are proprietary in nature and that the Contributors and their Affiliates would suffer significant and irreparable harm in the event of the misuse or disclosure of Contributors' Evaluation Material. Without affecting any other rights or remedies that either party may have, Spieker acknowledges and agrees that the Contributors shall be entitled to seek the remedies of injunction, specific performance and other equitable relief for any breach, threatened breach or anticipatory breach of the provisions of this Agreement by Spieker or its Representatives.

                     (vi) Spieker agrees to indemnify and hold harmless the Contributors from and against all loss, liability, claim, damage and expense arising out of any breach of this Section 10.9(a) by Spieker or any of its Representatives.

                     (vii) This Section 10.9(a) shall survive, if the Closing does not occur, any termination of this Agreement, but shall terminate upon the Closing.

            (b) The parties hereto acknowledge that Spieker has furnished and/or disclosed to Contributors and their Affiliates and representatives for review and inspection certain Spieker's Evaluation Material (as defined below), and, in connection therewith, Contributors (on behalf of themselves, and their respective Affiliates and representatives) hereby agree to be bound by the terms set forth in this Section 10.9(b).

                     (i) "Spieker's Evaluation Material" shall include all documents, and other written or oral information, as well as diskettes and other forms of electronically transmitted data, furnished to Contributors or their Representatives by Spieker, the REIT or their Affiliates relating to Spieker or the REIT, as well as written memoranda, notes, analyses, reports, compilations, or studies prepared by Contributors or their Representatives (in whatever form of medium) that contain, or are derived from, such information provided by Spieker, the REIT, or their Affiliates. Notwithstanding the foregoing, information provided by Spieker shall not constitute "Spieker's Evaluation Material" if such information (i) is or becomes generally available to the public other than as a result of a disclosure by or through Contributors or their Representatives in contravention of this Section 10.9(b), or (ii) is or becomes available to Contributors from a source (other than the Spieker or the REIT) not bound, to the knowledge of the Contributors, by any legal or contractual obligation prohibiting the disclosure of Spieker's Evaluation Material by such source to Contributors.

                     (ii) Contributors agree that they and their Representatives will use Spieker's Evaluation Material exclusively for the purpose of evaluating the merits of the transactions contemplated by this Agreement and not for any other purpose whatsoever. Contributors (on behalf of themselves and their Representatives) further agree that they will not disclose any of Spieker's Evaluation Material or use it to the detriment of the Spieker, the REIT, or their Affiliates; provided, however, that Contributors may without liability disclose Spieker's Evaluation Material (x) to any Representative of Contributors who needs to know such Spieker's Evaluation Material for the purpose of evaluating the transactions described in this Agreement involving the Contributors and Spieker (it being understood and agreed that Contributors shall be fully responsible for any disclosures by any such Person) and (y) pursuant to administrative order or as otherwise required by law.

                     (iii) In the event that Contributors desire to disclose Spieker's Evaluation Material under the circumstances contemplated by clause (y) of the preceding paragraph, Contributors will (x) provide Spieker with prompt notice thereof, (y) consult with Spieker on the advisability of taking steps to resist or narrow such disclosure, and (z) cooperate with Spieker (at Spieker's cost) in any attempt that Spieker may make to obtain an order or other reliable assurance that confidential treatment will be accorded to designated portions of Spieker's Evaluation Material.

                     (iv) Contributors agree that all written forms of Spieker's Evaluation Material and all copies thereof will be returned to Spieker promptly upon Spieker's request. All analyses, compilations, studies or other documents prepared by or for Contributors and reflecting Spieker's Evaluation Material or otherwise based thereon will be (at Contributors' option) either (x) destroyed or (y) retained by Contributors in accordance with the confidentiality restrictions set forth in this Section 10.9(b).

                     (v) Contributors acknowledge that significant portions of Spieker's Evaluation Material are proprietary in nature and that Spieker, the REIT, and their Affiliates would suffer significant and irreparable harm in the event of the misuse or disclosure of Spieker's Evaluation Material. Without affecting any other rights or remedies that either party may have, Contributors acknowledge and agree that Spieker shall be entitled to seek the remedies of injunction, specific performance and other equitable relief for any breach, threatened breach or anticipatory breach of the provisions of this Agreement by Contributors or their Representatives.

                     (vi) Contributors agree to indemnify and hold harmless Spieker and the REIT from and against all loss, liability, claim, damage and expense arising out of any breach of this Section 10.9(b) by Contributors or any of their Representatives.

                     (vii) This Section 10.9(b) shall survive the Closing or any termination of this Agreement.

                     (viii) Nothing contained in this Section 10.9(b) shall be deemed to imply that Contributors shall have any due diligence rights or any due diligence conditions with respect to Spieker, the OP Units or any other matter not expressly set forth in this Agreement.

            (c) Each Contributor and Spieker hereby covenant that (i) prior to the Closing it shall not issue any press release or public statement (a "Release") applicable with respect to the transactions contemplated by this Agreement at such Closing without the prior consent of all parties to this Agreement, except to the extent required by law or the regulations of the SEC, and (ii) after the Closing, any Release issued by any Contributor or Spieker shall be subject to the review and approval of all such parties (which approval shall not be unreasonably withheld).

            (d) Spieker acknowledges that all of the partners, shareholders or members of each of the Contributors (and their constituent partners, shareholders or members), as well as other interested parties, have been informed of the transactions contemplated herein.

       SECTION 10.10 INTERPRETATION OF AGREEMENT. The article, section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained herein. Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter. The term "person" shall include any individual partnership, joint venture, corporation, trust, limited liability company, unincorporated association, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

       SECTION 10.11 AMENDMENTS. This Agreement may be amended or modified only by a written instrument signed by each of Spieker and TDC; provided that if any such amendment or modification shall have a material and adverse impact on any Contributor, in which event such instrument must also be signed by such Contributor.

       SECTION 10.12 NO RECORDING. Neither this Agreement nor any memorandum or short form thereof may be recorded by Spieker.

       SECTION 10.13 THIRD PARTY BENEFICIARY; CONTRIBUTORS' OBLIGATIONS
SEVERAL10.

            (a) The provisions of this Agreement are not intended to benefit any third parties other than the Applicable Partners and TDC. In the case of TDC, in addition to the other benefits expressly provided in this Agreement, TDC shall be indemnified by the Contributors against any Claims asserted against TDC arising out of this Agreement.

            (b) The obligations of the Contributors hereunder shall be several and not joint with respect to each other Contributor and with respect to each Property, and each Contributor shall only be responsible for all those covenants, agreements, representations, warranties and indemnities made by the Contributors hereunder to the extent within the control of such Contributor or to the extent applicable to either such Contributor or the Property owned directly or indirectly by such Contributor (provided that with respect to the Property currently owned by BCIC, the applicable Contributors shall be liable severally in proportion to their respective direct or indirect interests in
BCIC).

       SECTION 10.14 SEVERABILITY. If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

       SECTION 10.15 DRAFTS NOT AN OFFER TO ENTER INTO A LEGALLY BINDING CONTRACT. The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the acquisition or leasing of the Properties. The parties shall be legally bound with respect to the acquisition of the Properties pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, including all of the Exhibits and Schedules hereto, and each of each Contributor and Spieker have fully executed and delivered to each other a counterpart of this Agreement, including all Exhibits and Schedules hereto.

       SECTION 10.16 FURTHER ASSURANCES. Each party shall, whenever and as often as it shall be requested to do so by the other party, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all such other documents and do any and all other acts as may be necessary to carry out the intent and purpose of this Agreement.

       SECTION 10.17 SEC COMPLIANCE. If it becomes reasonably necessary to do so in order to comply with applicable securities laws or the rules or regulations of the SEC, for a period of four (4) years after the applicable Closing Date, Spieker and its agents shall have the right, at Spieker's sole cost and expense, to inspect and obtain copies of the Contributors' books and records supporting the operation of the Properties for the period of three (3) full calendar years preceding the calendar year which includes the Closing Date. Spieker shall give reasonable prior written notice to the Contributors when Spieker wishes to exercise its right to inspect such books and records. Such inspection shall take place at the office of the Contributors during normal business hours on a date and at a time reasonably convenient to the Contributors and Spieker. The provisions of this Section 10.17 shall survive the Closing.

       SECTION 10.18 NO MARKETING. Prior to the applicable Closing Date or the earlier termination of this Agreement, the Contributors shall not list any Property with any broker or otherwise, make or accept any offers to sell any Property, or enter into any contracts or agreements (whether binding or not) regarding any disposition of any Property.

       SECTION 10.19 POSESSION. On the applicable Closing Date, possession of the Property shall be delivered by the applicable Contributor to Spieker.

       The parties hereto have executed this Agreement as of the date first written above.


       SPIEKER:                SPIEKER PROPERTIES, L.P.,
                               a California limited partnership

                               By:   Spieker Properties, Inc.,
                                     a Maryland corporation,
                                     its General Partner


                                     By:  /s/ Eli Khouri III
                                        -------------------------------

                                     Its: Vice President, Investment
                                         ------------------------------




       REIT:                   SPIEKER PROPERTIES, INC.,
                               a Maryland corporation

                               By:  /s/ Eli Khouri III
                                  --------------------------------

                               Its: Vice President, Investment
                                   -------------------------------

          CONTRIBUTORS:        L.A.X. BUSINESS CENTER,
                               a California general partnership

                               By:   SC Enterprises,
                                     a California limited
                                     partnership, its General
                                     Partner

                                     By:   Shurl Curci
                                           its General Partner,
                                           whose signature appears
                                           below

                               By:   Shurl Curci,
                                     its General Partner,
                                     whose signature appears below

                               SC ENTERPRISES,
                               a California limited partnership,

                               By:   Shurl Curci
                                     its General Partner,
                                     whose signature appears below

                               MARINA BUSINESS CENTER,
                               a California general partnership

                               By:   East Villa Marina,
                                     a California general partnership,
                                     its General Partner

                                     By:   Victor and Hannah Zaccaglin Trust
                                           D/T/D March 20, 1992,
                                           its General Partner

                                           By: /s/ VICTOR ZACCAGLIN
                                              ---------------------------------
                                               Victor Zaccaglin, Trustee

                                     By:   Shurl Curci,
                                           its General Partner,
                                           whose signature appears below

                                     By:   SC Enterprises,
                                           a California limited partnership,
                                           its General Partner

                                           By:   Shurl Curci
                                                 its General Partner,
                                                 whose signature appears below

                               By:   Shurl Curci,
                                     its General Partner,
                                     whose signature appears below

                               By:   John Curci, as Trustee of the Curci
                                     Revocable
                                     Trust No. 2,
                                     its General Partner
                                     /s/ JOHN CURCI
                                     -------------------------------------------
                                         John Curci, Trustee

                               By:   Ceezee,
                                     a California general partnership,
                                     its General Partner

                                     By:   Victor and Hannah Zaccaglin Trust
                                           D/T/D March 20, 1992,
                                           its General Partner

                                           By:/s/VICTOR ZACCAGLIN
                                              ----------------------------------
                                               Victor Zaccaglin, Trustee

                                     By:   CA Ceezee,
                                           a California general partnership,
                                           its General Partner

                                           By:  Shurl Curci,
                                                its General Partner,
                                                whose signature appears below



                               BLOOMFIELD ASSOCIATES,
                               a California general partnership

                               By:   SC Enterprises,
                                     a California limited partnership,
                                     its General Partner

                                     By:   Shurl Curci,
                                           its General Partner,
                                           whose signature appears below


                               By:   Roberta L. Irish (f/k/a Roberta L.
                                     Pechner),
                                     its General Partner

                                     /s/ ROBERTA L. IRISH
                                     ----------------------------------

                               BARCLAY-CURCI INVESTMENT COMPANY,
                               a California general partnership

                               By:   SC Enterprises,
                                     a California limited partnership,
                                     its General Partner

                                     By:   Shurl Curci,
                                           its General Partner,
                                           whose signature appears below


                               By:   Robert Blumin and Carolee Blumin,
                                     as Trustees of the Blumin Family Trust
                                     U/T/A dated October 12, 1988,
                                     its General Partner

                                     /s/ROBERT BLUMIN
                                     -------------------------------------------
                                     Robert Blumin

                                     /s/CAROLEE BLUMIN
                                     -------------------------------------------
                                     Carolee Blumin


                               By:   B & B Enterprises,
                                     a California general partnership,
                                     its General Partner

                                     By:  SC Enterprises
                                        ----------------------------------------

                                     Its:      General Partner

                                     By:  Shurl Curci,
                                          Its General Partner,
                                          whose signature appears below

                               MARJORIE BARCLAY, AS TRUSTEE OF THE
                               RICHARD AND MARJORIE BARCLAY
                               TRUST OF 1988 (RESTATED)

                               /s/MARJORIE BARCLAY
                               -------------------------------------------------
                               Marjorie Barclay, Trustee


                               STEVEN BARCLAY, AS TRUSTEE OF THE
                               BARCLAY FAMILY TRUST

                               /s/STEVEN BARCLAY
                               -------------------------------------------------
                               Steven Barclay, Trustee

                               ROBERT BLUMIN AND CAROLEE BLUMIN,
                               AS TRUSTEES OF THE BLUMIN FAMILY TRUST
                               U/T/A DATED OCTOBER 12, 1988,

                               /s/ROBERT BLUMIN
                               -------------------------------------------------
                               Robert Blumin, Trustee

                               /s/CAROLEE BLUMIN
                               -------------------------------------------------
                               Carolee Blumin, Trustee

                               SANTA MONICA ASSOCIATES,
                               a California general partnership

                               By:   Barclay-Curci Investment Company
                                     a California general partnership,
                                     its General Partner


                                     By:   SC Enterprises,
                                           a California limited partnership,
                                           its General Partner


                                           By:  Shurl Curci,
                                                its General Partner,
                                                whose signature appears below

                                     By:   Robert Blumin and Carolee Blumin,
                                           as Trustees of the Blumin Family
                                           Trust
                                           U/T/A dated October 12, 1988,
                                           its General Partner


                                     /s/ROBERT BLUMIN
                                     -------------------------------------------
                                     Robert Blumin

                                     /s/CAROLEE BLUMIN
                                     -------------------------------------------
                                     Carolee Blumin

                                     By:   B & B Enterprises,
                                           a California general partnership,
                                           its General Partner

                                     By:  SC Enterprises
                                        ----------------------------------------
                                     Its:      General Partner

                                     By:  Shurl Curci,
                                          Its General Partner,
                                          whose signature appears below

                               By:   Matlow-Kennedy Enterprises,
                                     a California general partnership,
                                     its General Partner

                                     By:   Cliffshire Properties,
                                           a California general partnership

                                           By:/s/ HOWARD R. MATLOW
                                              ----------------------------------
                                              Howard R. Matlow

                                           Its: General Partner

                                     By:   Fountain Properties,
                                           a California general partnership

                                           By:/s/K.E. KENNEDY
                                              ----------------------------------
                                              K.E. Kennedy

                                           Its:  General Partner



                               TOWN CENTER EAST LLC,
                               a California limited liability company

                               By:   Shurl Curci,
                                     its Manager,
                                     whose signature appears below

                               METRO CENTER TOWER LLC,
                               a California limited liability company

                               By:   Shurl Curci,
                                     its Manager,
                                     whose signature appears below


                               OB-1 ASSOCIATES LLC,
                               a California limited liability company

                               By:   Shurl Curci,
                                     its Manager,
                                     whose signature appears below

       I, Shurl Curci, hereby affix my signature to evidence my execution of this Agreement in each of the capacities indicated above with respect to my signature.


                               /s/SHURL CURCI
                               ---------------------------
                               Shurl Curci

       Title Company agrees to act as escrow holder and Title Company in accordance with the terms of this Agreement and to act as the "Reporting Person" in accordance with Section 6045(e) of the Code and the regulations promulgated thereunder. Title Company shall file any and all 1099 or similar forms in accordance with all reasonable instructions received by Title Company from the Contributors, and shall not file any Form 1099 without first providing the Contributors a reasonable opportunity to comment on the same.


          Title Company:       COMMONWEALTH LAND TITLE COMPANY

                               By:    /s/ LEE A. MELLEN
                                  ------------------------------------------
                               Name:  Lee A. Mellen
                               Title: Escrow Manager

January 12, 1998


VIA FACSIMILE AND FEDERAL EXPRESS


SC Enterprises
2577 Crenshaw Boulevard, Suite 300
Torrance, California 90501
Attn: Mr. Shurl Curci and Mr. Randall Boggan

         Re:      Extended Due Diligence Items

Dear Shurl and Randy:

         Reference is made to that certain Contribution Agreement dated as of January 7, 1998 by and among Spieker Properties, L.P., Spieker Properties, Inc., SC Enterprises and certain other parties with respect to certain properties managed by Transpacific Development Company (the "Contribution Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth in the Contribution Agreement.

         Pursuant to Section 4.2 of the Contribution Agreement, the Due Diligence Period was extended to the Extended Due Diligence Termination Date with respect to the Extended Due Diligence Items. We would appreciate your countersigning this letter where indicated below to signify your agreement that the parties have agreed to the resolution of the Extended Due Diligence Items in the manner set forth in this letter agreement, that this letter agreement constitutes an amendment of the Contribution Agreement pursuant to Section 10.11 thereof, that the Contribution Agreement (as amended hereby) remains in full force and effect, subject to the terms and conditions set forth therein, and that the termination right set forth in Section 4.2 of the Contribution Agreement shall be of no further force or effect. In the event that you fail to countersign this letter where indicated below, this letter shall constitute an election by Spieker to terminate the Contribution Agreement.

         Accordingly, the Extended Due Diligence Items are resolved as follows:

         1. Physical Issues. Spieker shall be entitled to the following credits:
(i) $46,470 to repair the sealant joints at OBA; and (ii) $70,000 for roof replacement at Marina Business Center. Additionally, in the event that the applicable Contributors fail to deliver reasonably satisfactory documentation to Spieker relating to the emergency power connections at Metro Tower Center, Spieker shall be entitled to an additional credit of $135,000. The two Extended Due Diligence Items relating to the Michelson Property will be dealt with under the terms of the Michelson Purchase Agreement. Contributors agree that they will reimburse Spieker for its actual costs incurred in the repair of the moment frame connections at Metro Center Tower, however, said reimbursements for costs shall not exceed $300,000.

         2. Financial Issues. Spieker shall be entitled to the following credits: (i) $500,000 for all financial Extended Due Diligence Items at BCIC;
(ii) $573,789 for Rudolph & Sletten CPI cap at OB-1. Additionally the parties will enter into a reasonably satisfactory side letter pursuant to which the applicable Contributors will agree to pay for all applicable commissions, tenant improvement allowances and below market rent per the attached schedule payable only in the event American Express exercises said options. No credit will be given for the Santa Monica Associates financial Extended Due Diligence Item.

         3. Other Issues. The parking situation at Biltmore Commerce Center shall continue to be handled in the manner set forth in Section 2.3(d) of the Contribution Agreement and Schedule 4.2 thereto and Lot 9 shall be contributed to Spieker in fee at the Closing for One Dollar. All Extended Due Diligence Items other than those set forth above are resolved without further modification of the Contribution Agreement.

         We appreciate all of your cooperation over the past few days, and we look forward to a successful closing in early February.


Very truly yours,

Spieker Properties, L.P.

By:   Spieker Properties, Inc.


      By: /s/ELI KHOURI III
         ----------------------
      Its: Vice President, Investment


THE UNDERSIGNED ACKNOWLEDGES
AND AGREES TO THE FOREGOING


Transpacific Development Company


By: /s/CHURL CURCI
    ----------------------
Its: Chairman of the Board

cc:      David Fries, Esquire
         Fred McLane, Esquire

                      AMENDMENT TO CONTRIBUTION AGREEMENT


          THIS AMENDMENT TO CONTRIBUTION AGREEMENT (this "Amendment"), is made as of February 2, 1998, by and between SPIEKER PROPERTIES, L.P., a California limited partnership ("Spieker"), and TRANSPACIFIC DEVELOPMENT COMPANY, a California corporation ("TDC").

          WHEREAS, Spieker, Spieker Properties, Inc., a Maryland corporation, SC Enterprises, a California general partnership, and certain other parties entered into that certain Contribution Agreement dated as of January 7, 1998, with respect to certain properties managed by TDC (as such Contribution Agreement was amended by that certain letter agreement dated January 12, 1998 with respect to the "Extended Due Diligence Items," the "Contribution Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the same meanings set forth in the Contribution Agreement.

          WHEREAS, Section 10.11 of the Contribution Agreement provides that the Contribution Agreement may be amended or modified by a written instrument signed by Spieker and TDC as well as any Contributor that is materially and adversely impacted by such amendment or modification.

          WHEREAS, TDC has determined that this Amendment does not materially and adversely impact any Contributor other than the Contributors executing this Amendment.

     NOW, THEREFORE, the parties hereby agree as follow:

          1. Defined Terms. Section 1.1 of the Contribution Agreement is hereby amended to add the following additional defined terms:

          (a) "Final Closing" shall have the meaning set forth in Section 2.3(a)(v).

          (b)  "Final Closing Properties" shall have the meaning set forth in
Section 2.3(a)(v).

          (c) "Michelson Closing" shall have the meaning set forth in Section 2.3(a)(iv).

          (d) "L.A.X. Closing" shall have the meaning set forth in Section 2.3(a)(ii).

          (e)  "L.A.X. Closing Property" shall have the meaning set forth in
Section 2.3(a)(ii).

          (f) "Second Closing" shall have the meaning set forth in Section 2.3(a)(iii).

          (g)  "Second Closing Properties" shall have the meaning set forth in
Section 2.3(a)(iii).

     2. Section 2.3. Section 2.3 of the Contribution Agreement is hereby deleted in its entirety, and the following Section 2.3 is hereby inserted in the place thereof:

     SECTION 2.3    TIMING.

               (a) The Contribution and leasing of the Properties under the terms of this Agreement will take place on the following schedule:

                    (i) With respect to the Properties commonly known as Santa Monica Business Park and Marina Business Center (the "First Closing Properties"), on February 4, 1998 or such earlier date mutually agreed by the parties hereto (the "First Closing");

                    (ii) With respect to the Property commonly known as Biltmore Commerce Center (the "L.A.X. Closing Property"), on March 30, 1998 or such earlier date mutually agreed by the parties hereto (the "L.A.X. Closing");

                    (iii) With respect to the Properties located in Foster City, California and the Properties commonly known as 12750 Center Court Drive, 17785 Center Court Drive and the ADP Building located in Cerritos Towne Center (the "Second Closing Properties"), on March 30, 1998 or such earlier date mutually agreed by the parties hereto (the "Second Closing");

                    (iv) With respect to the Michelson Property, on the closing date set forth in the Michelson Purchase Agreement (the "Michelson Closing"), as such may be amended; and

                    (v) With respect to the Properties commonly known as the Delta Dental Property and the Spec Building described on Exhibit H hereto (the "Final Closing Properties"), on June 30, 1998 or such earlier date mutually agreed by the parties hereto (the "Final Closing").

               (b) As used herein, the term "Closing" or "Closing Date" means the "First Closing," the "L.A.X. Closing," the "Second Closing," the "Michelson Closing" or the "Final Closing," or some combination thereof, as the context dictates.

               (c) The parties hereto acknowledge and agree that, notwithstanding anything to the contrary provided in Section 3.1 or 3.2 below, but subject to Section 2.3(d) below, or any other provision of this Agreement, in the event that any condition to Spieker's or any Contributor's obligations hereunder is not satisfied or waived prior to the applicable Closing and such party elects to terminate this Agreement pursuant to the terms hereof, such party shall be obligated to terminate this Agreement as to all Properties included within such Closing (and this Agreement shall terminate as to all subsequent Closings and the Properties applicable thereto), but neither party shall have the right to unwind or otherwise rescind this Agreement as to any previously consummated Closing(s) or the Properties transferred thereat.

               (d) With respect to the Property commonly known as Biltmore Commerce Center, the parties shall attempt to resolve the parking matter identified on Schedule 4.2 (the "Biltmore Parking Matter") prior to the L.A.X. Closing in the manner prescribed on such Schedule. In the event that the Biltmore Parking Matter is not so resolved in sufficient time prior to the scheduled date of the L.A.X. Closing to enable such Closing to timely occur, the parties shall consummate the

     Closing of the Biltmore Commerce Center reasonably promptly following such resolution of the Biltmore Parking Matter. In the event that the Biltmore Parking Matter is not so resolved prior to the Final Closing, the parties shall consummate the Final Closing with respect to all Final Closing Properties, but shall terminate this Agreement with respect to the Closing of the Biltmore Commerce Center, and the parties shall have no further obligations hereunder with respect to the Biltmore Commerce Center except under the Termination Surviving Provisions, but neither party shall have the right to unwind or otherwise rescind this Agreement as to the consummated First, Second, Michelson and/or Final Closings or the Properties transferred thereat.

     3. Second Closing; Second Closing Properties; Second Closing Development Projects.

          (a) The definitions of the terms "Second Closings" and "Second Closing Properties" in Section 1.1 of the Contribution Agreement are hereby deleted in their entireties.

          (b) In each and every instance where the term "Second Closing" is currently used in the Contribution Agreement (other than the definition of such term in Section 1.1 or in Section 2.3, as amended hereby), the term "Second Closing" shall be deleted and the term "Final Closing" shall be substituted in the place thereof.

          (c) In each and every instance where the term "Second Closing Property" or "Second Closing Properties" is currently used in the Contribution Agreement (other than the definition of such term in Section 1.1 or in Section 2.3, as amended hereby), the term "Second Closing Property" or "Second Closing Properties," as applicable, shall be deleted and the term "Final Closing Property" or "Final Closing Properties," as applicable, shall be substituted in the place thereof.

          (d) In each and every instance where the term "Second Closing Development Project" is currently used in the Contribution Agreement, the term "Second Closing Development Project" shall be deleted and the term "Final Closing Development Project" shall be substituted in the place thereof.

     4.   Sections 2.4(b) and 3.1(g) Amendments.

          (a) The first sentence of Section 2.4(b) shall be amended to insert the words "taken subject to," after the words "all of which will be."

          (b) The last sentence of Section 2.4(b)(i) shall be amended and restated in its entirety to read as follows: "The parties hereto acknowledge and agree that Spieker shall acquire the Properties subject to the Existing Indebtedness, but shall not be required to assume any portion of the Existing Indebtedness, other than the New York Life Loan; provided, however, that if Spieker elects, in its sole and absolute discretion, to not pay off in full any such Existing Indebtedness (excluding the New York Life Loan) upon the Closing of the applicable Property, Spieker shall, upon such Closing, indemnify the applicable Contributor (and any affiliates of such Contributor, to the extent such affiliates have any personal liability under the applicable Existing Indebtedness) from and against any and all claims thereafter arising under such Existing Indebtedness or the documents evidencing or securing the same, pursuant to an indemnity agreement in form mutually satisfactory to Spieker and such Contributor in each such party's reasonable judgment."

          (c) Section 2.4(b)(v) shall be amended as follows: (a) the first sentence thereof shall be amended and restated to read as follows: "The amount of the proceeds of the Traceable Debt incurred by Spieker at the applicable Closing."; (b) the third sentence thereof shall be amended and restated to read as follows: "These proceeds shall be distributed to such Contributors in respect of their capital accounts in Spieker in accordance with the applicable provisions of this Section 2.4(b)(v), and Sections 2.4(e)(ii) and 9.1 and the Concurrent Transactions Exhibit:" and (c) subsection (1) of Section 2.4(b)(v) shall be amended and restated to read as follows: "To reimburse certain of such Contributors (or their partners, shareholders or members) for their repayment of certain principal and/or accrued interest relating to debt associated with, and/or certain other expenses relating to, those certain Properties commonly known as Cerritos Towne Center, Biltmore Commerce Center and Marina Business Center."

          (d)  The following phrase shall be inserted at the beginning of
Section 3.1(g) before the word "Pay-off": "At Spieker's election, in its sole and absolute discretion,."

     5.   Michelson Closing.

          (a) Sections 3.1(k) and 3.2(i) of the Contribution Agreement are each hereby amended by deleting the term "First Closing" in the sixth (6th) line of said Section and substituting the term "Michelson Closing" in the place thereof.

          (b) Sections 7.10(a) and (b) of the Contribution Agreement are each hereby amended by deleting the term "First Closing Date" in the first (1st) line of said Section and substituting the term "Michelson Closing" in the place thereof.

     6. Lease Cost Shift Date. Section 7.2 of the Contribution Agreement is hereby amended by deleting the second sentence of said Section in its entirety and substituting the following sentence in the place thereof: As used herein, the term "Lease Cost Shift Date" shall mean with respect to all Properties other than the Property commonly known as the Delta Dental Property (including, but not limited to, the expansion thereof), the date thirty (30) days prior to the First Closing."

     7. Foster City Capital Improvements. Spieker and the applicable Contributors shall execute at the Second Closing an agreement in form reasonably satisfactory to the parties thereto, that will: (a) provide the applicable Contributors access to the applicable Properties located in Foster City, California, in order to permit them to undertake their further investigations and repairs (as reflected in Schedule 7.4), (b) define in reasonable detail the scope of such repairs consistent with the intent of such Schedule 7.4, and (c) amend the applicable conveyancing documents for such Properties in order to grant to the applicable Contributors (or their affiliates) the right to continue lawsuits with respect to such capital improvements and retain any past or future claims with respect thereto consistent with the intent of such Schedule 7.4.

     8. SM Business Park Prorations. Notwithstanding the provisions of Section 8.5, rents, Additional Rents and other items of revenue with respect to the Properties owned by BCIC and Santa Monica Associates shall not be prorated on an accrual basis, but rather shall be prorated on a cash basis in accordance with mutually approved closing statements. In addition, SC Enterprises shall be responsible for 50% (i.e., with respect to the 50% interest currently held by BCIC) of all post-Closing proration payments for which Santa Monica Associates is responsible, and shall be entitled to 50% of all post-Closing payments to which Santa Monica Associates becomes entitled.

     9. CC&R Matters. Section 8.8 of the Contribution Agreement is hereby amended by deleting the term "First Closing" in each of the two (2) places where such term appears in said Section and substituting the words "applicable Closing" in the place thereof.

     10. Traceable Debt Amount. Notwithstanding anything to the contrary provided in Section 9.1(b) of the Contribution Agreement, the parties hereto agree that Spieker shall not be obligated to borrow prior to each Closing only an amount of Traceable Debt that will yield net proceeds in amounts to be distributed pursuant to the terms of the Concurrent Transactions Exhibit at such Closing, provided that each borrowing shall be evidenced by a separate and distinct borrowing (with a separate and distinct promissory note that has a separate and distinct maturity and interest rate).

     11. Signature Blocks. Whereas Steven Barclay, as Trustee of The Barclay Family Trust did not become a Contributor, the signature block for such trust shall be deemed deleted. In addition, in each case in the signature block for Marina Business Center, a California general partnership, that Shurl Curci executed the Contribution Agreement (excluding, however, each case where he executed such signature block for Marina Business Center in his capacity as a general partner of SC Enterprises), such signature block shall instead be deemed to have been executed by Shurl Curci and Kay Curci as Trustees of the Curci Trust of 1983 (Restated).

     12. Barclay Trust Security Agreement. Notwithstanding anything to the contrary set forth in the Contribution Agreement, Marjorie Barclay, as Trustee of the Richard and Marjorie Barclay Trust of 1988 (Restated), shall not be required to execute or deliver a Security Agreement or grant a security interest in any Shares.

     13. Concurrent Transactions Exhibit. Exhibit A to the Contribution Agreement is hereby deleted in its entirety, and the attached Exhibit A is hereby inserted in the place thereof.

     14.  Schedules. Schedules 1, 2, 2.4(d), 2.4(e)(i)(1), 2.4(e)(ii) and 9.1(b)
are hereby deleted in their entirety and replaced with the versions of such Schedules attached hereto.

     15. PCOR's and Change of Ownership Statements. Spieker shall not submit any preliminary change of ownership report or change of ownership statement with respect to the acquisition of any Property pursuant to the Contribution Agreement, without the prior written approval of TDC of such report or statement, which approval shall not be withheld unless such report or statement conflicts or is inconsistent with the intent or terms of the Contribution Agreement (including, without limitation, the portions of the Concurrent Transactions Exhibit applicable to such Property). TDC shall render its approval or disapproval of any such report or statement promptly and in a timely manner, taking into account any applicable deadlines for the submission of the same of which Spieker notifies TDC.

     16. No Other Amendment; Conflict. Except as set forth in this Amendment, the provisions of the Contribution Agreement shall remain in full force. If any provision of this Amendment conflicts with any provision of the Contribution Agreement, then the provisions of this Amendment shall prevail. At TDC's written request made at any time hereafter, but no later than 30 days after the Final Closing, Spieker shall (and shall cause the REIT to) execute and deliver an amended and restated version of the Contribution Agreement that incorporates and reflects all amendments thereto (including any and all exhibits and schedules thereto) theretofore made by the parties.

     17. Counterparts. This Amendment may be signed in multiple counterparts (including facsimile counterparts) which, when signed by all parties, shall constitute a binding agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


                                SPIEKER: SPIEKER PROPERTIES, L.P., a California limited partnership

                                          By: Spieker Properties, Inc.
                                              a Maryland corporation,
                                              its General Partner


                                              By: /s/ JEFFREY K. NICKELL
                                                  ----------------------
                                              Its: Vice President
                                                  ----------------------

                                TDC:      TRANSPACIFIC DEVELOPMENT
                                          COMPANY,
                                          a California corporation

                                          By: /s/ SHURL CURCI
                                              --------------------------
                                          Its: Chairman of the Board
                                              --------------------------

                                        L.A.X. BUSINESS CENTER,
                                        a California general partnership

                                        By: SC Enterprises,
                                            a California limited partnership,
                                            its General Partner

                                            By: Shurl Curci
                                                its General Partner,
                                                whose signature appears below

                                        By: Shurl Curci
                                            its General Partner,
                                            whose signature appears below


                                        SC ENTERPRISES,
                                        a California limited partnership,

                                        By: Shurl Curci
                                            its General Partner,
                                            whose signature appears below


                                        BLOOMFIELD ASSOCIATES,
                                        a California general partnership,

                                        By: SC Enterprises,
                                            a California limited partnership,
                                            its General Partner

                                            By: Shurl Curci
                                                its General Partner,
                                                whose signature appears below


                                        TOWN CENTER EAST LLC,
                                        a California limited liability company,

                                        By: Shurl Curci
                                            its Manager
                                            whose signature appears below

                                        METRO CENTER TOWER LLC,
                                        a California limited liability company

                                        By: Shurl Curci,
                                            its Manager,
                                            whose signature appears below


                                        OB-1 ASSOCIATES LLC,
                                        a California limited liability company

                                        By: Shurl Curci,
                                            its Manager,
                                            whose signature appears below

                                        SHURL CURCI

                                        CURCI TRUST OF 1983 (RESTATED)

                                        By: Shurl Curci, Trustee

                                        By: /s/ KAY CURCI
                                            --------------------------
                                            Kay Curci, Trustee

     I, Shurl Curci, hereby affix my signature to evidence my execution of this Agreement in each of the capacities indicated above with respect to my signature.


                                             /s/ SHURL CURCI
                                                 -----------
                                                 Shurl Curci

                      AMENDMENT TO CONTRIBUTION AGREEMENT


          THIS AMENDMENT TO CONTRIBUTION AGREEMENT (this "Amendment"), is made as of March 30, 1998, by and between SPIEKER PROPERTIES, L.P., a California limited partnership ("Spieker"), and TRANSPACIFIC DEVELOPMENT COMPANY, a California corporation ("TDC") and the Contributors listed on the signature pages attached hereto.

          WHEREAS, Spieker, Spieker Properties, Inc., a Maryland corporation, SC Enterprises, a California general partnership, and certain other parties entered into that certain Contribution Agreement dated as of January 7, 1998, with respect to certain properties managed by TDC (as such Contribution Agreement was amended by that certain letter agreement dated January 12, 1998 with respect to the "Extended Due Diligence Items," and by that certain Amendment to Contribution Agreement dated as of February 2, 1998, the "Contribution Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the same meanings set forth in the Contribution Agreement.

          WHEREAS, Section 10.11 of the Contribution Agreement provides that the Contribution Agreement may be amended or modified by a written instrument signed by Spieker and TDC as well as any Contributor that is materially and adversely impacted by such amendment or modification.

          WHEREAS, TDC has determined that this Amendment does not materially and adversely impact any Contributor other than the Contributors executing this Amendment.

     NOW, THEREFORE, the parties hereby agree as follow:

          1.   Sections 2.3(a)(ii), 2.3(a)(iii) and 2.3(a)(v) Amendments.

               (a) Section 2.3(a)(ii) is hereby deleted in its entirety, and the following Section 2.3(a)(ii) is hereby inserted in the place thereof:

                    "(ii)     With respect to the Property commonly known as
          Biltmore Commerce Center (the "L.A.X. Closing Property"), on April 29, 1998 or such earlier date mutually agreed by the parties hereto the "L.A.X. Closing")";

               (b) Section 2.3(a)(iii) is hereby deleted in its entirety, and the following Section 2.3(a)(iii) is hereby inserted in the place thereof:

                    "(iii)     With respect to the Properties located in Foster
          City, California and the Properties commonly know as 12750 Center Court Drive, 17785 Center Court Drive and the ADP building located in Cerritos Town Center (the "Second Closing Properties"), on April 30, 1998 or such earlier date mutually agreed by the parties hereto (the "Second Closing")";

     (c)  Section 2.3(a)(v) is hereby deleted in its entirety, and the following
Section 2.3(a)(v) is hereby inserted in the place thereof:

          "(v) With respect to the Properties commonly known as the Delta Dental Property and the Spec Building described on Exhibit H hereto (the "Final Closing Properties"), on July 31, 1998 or such earlier date mutually agreed by the parties hereto (the "Final Closing")".

     2. Schedules. Schedules 4.1(i), 9.1(b) and 7.4 are hereby deleted in their entirety and replaced with the versions of such Schedules attached hereto.

     3. No Other Amendment; Conflict. Except as set forth in this Amendment, the provisions of the Contribution Agreement shall remain in full force. If any provision of this Amendment conflicts with any provision of the Contribution Agreement, then the provisions of this Amendment shall prevail.

     4. Counterparts. This Amendment may be signed in multiple counterparts (including facsimile counterparts) which, when signed by all parties, shall constitute a binding agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


                                SPIEKER: SPIEKER PROPERTIES, L.P., a California limited partnership

                                          By: Spieker Properties, Inc.
                                              a Maryland corporation,
                                              its General Partner


                                              By: /s/ JEFFREY K. NICKELL
                                                  ----------------------
                                              Its: Vice President
                                                  ----------------------

                                TDC:      TRANSPACIFIC DEVELOPMENT
                                          COMPANY,
                                          a California corporation

                                          By: /s/ SHURL CURCI
                                              --------------------------
                                          Its: Chairman of the Board
                                              --------------------------

                                        L.A.X. BUSINESS CENTER,
                                        a California general partnership

                                        By: SC Enterprises,
                                            a California limited partnership,
                                            its General Partner

                                            By: Shurl Curci
                                                its General Partner,
                                                whose signature appears below

                                        By: Shurl Curci
                                            its General Partner,
                                            whose signature appears below


                                        SC ENTERPRISES,
                                        a California limited partnership,

                                        By: Shurl Curci
                                            its General Partner,
                                            whose signature appears below


                                        BLOOMFIELD ASSOCIATES,
                                        a California general partnership,

                                        By: SC Enterprises,
                                            a California limited partnership,
                                            its General Partner

                                            By: Shurl Curci
                                                its General Partner,
                                                whose signature appears below


                                        TOWN CENTER EAST LLC,
                                        a California limited liability company,

                                        By: Shurl Curci
                                            its Manager,
                                            whose signature appears below

                                        METRO CENTER TOWER LLC,
                                        a California limited liability company

                                        By: Shurl Curci,
                                            its Manager,
                                            whose signature appears below


                                        OB-1 ASSOCIATES LLC,
                                        a California limited liability company

                                        By: Shurl Curci,
                                            its Manager,
                                            whose signature appears below

                                        SHURL CURCI AND KAY CURCI OF THE
                                        CURCI TRUST OF 1983 (RESTATED)

                                        By: Shurl Curci, Trustee

                                        By: /s/ KAY CURCI
                                            --------------------------
                                            Kay Curci, Trustee

     I, Shurl Curci, hereby affix my signature to evidence my execution of this Agreement in each of the capacities indicated above with respect to my signature.


                                             /s/ SHURL CURCI
                                             -------------------
                                                 Shurl Curci